UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule
14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Securities Exchange Act of 1934
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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to Section 240.14a-12
LIFE STORAGE, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(I) and 0-11.

6467 Main Street

Williamsville, New York 14221

Fellow Shareholders,

Life Storage experienced another strong year in 2022. We surpassed one billion dollars in annual revenue, added a record 107 stores to our third-party management platform, launched a kiosk pilot and expanded our digital store operations. We also completed more than one billion dollars of acquisitions for the second year in a row, further diversifying and scaling our platform. With a focus on operational excellence, customer service and innovation, we have built Life Storage into an industry leader, generating strong, profitable growth and significant shareholder value.

As always, the credit for our exceptional results and outperformance goes to the more than 2,500 team members who work tirelessly every day to advance our growth strategy and deliver for our customers. We continue to be impressed by the innovation and relentless focus across the team—they are the driving force of our company and the foundation of our success.

Highlights in 2022 include:

•	Same store revenue and net operating income year-over-year growth of 15.2% and 19.4%, respectively (1)

•	Average realized rent per square foot growth of 15.1%

•	Net operating income margin improvement of 250 basis points year-over-year (1)

•	Core FFO per share growth of 28.4% year-over-year; highest amongst self-storage REITs (1)

Our strong financial performance allowed us to build on our track record of creating significant value for shareholders. Highlights include:

•	Increased the Life Storage quarterly dividend to $1.08 in the fourth quarter, reflecting 25.6% growth year-over-year

•	Delivered total shareholder returns of 101% over the past 5 years

(1)

Net operating income (NOI) and Core FFO per share are non-GAAP measures. Refer to pages 25-26 of our 2022 Annual Report on Form 10-K filed on February 24, 2023, for information regarding NOI, including a reconciliation to GAAP net income. Refer to Appendix A for information regarding Core FFO per share, including a reconciliation to GAAP diluted earnings per share.

Sustainability growth core to our success

Over the last few years, we’ve been implementing an integrative approach to sustainability across our organization, as illustrated by our second annual sustainability report (https://www.lifestorage.com/company/sustainability). A commitment to sustainability is deeply embedded in our company’s overall growth strategy and shapes many of our strategic efforts. Successfully adopting sustainable practices across all areas of our business allows us to create long-term value for our stakeholders.

Source:	Factset as of March 31, 2023

Embarking on our next chapter with Extra Space

A commitment to driving value for shareholders is at the heart of everything we do. It was with this objective in mind that, on April 2, 2023, the Life Storage Board unanimously agreed to combine Life Storage with Extra Space Storage in an all-stock transaction. Following a deliberate and comprehensive review, including engaging with several parties regarding potential transactions, the Board determined that the transaction with Extra Space provides shareholders with an immediate premium, and also allows them to benefit from the tremendous upside of the combined company, whereby Life Storage shareholders would have a significant ownership of approximately 35% of the combined company.

By combining with Extra Space, we will be bringing together two industry-leading platforms with complementary portfolios, operating models and strategic visions to create the preeminent storage operator in America. Our diversified geographic footprints, coupled with our innovative third-party management and joint venture platforms, will provide the combined company with a robust pipeline for continued external growth. Extra Space was attracted to us in large part because they recognize our similarities in culture, strength of our team, technological capabilities and our customer-centric focus. We will have a strong financial profile with robust cash flow generation to invest in growth and build upon both companies’ long track records of industry-leading shareholder returns.

Partnering with Life Storage is also a natural next step in Extra Space’s growth journey. Together, we will be able to build on both companies’ strong foundations to win in the marketplace, deliver best-in-class customer service and drive significant, sustainable value to shareholders.

On behalf of the entire Board, I thank you for your investment and support. We respectfully ask you for your voting support on the items contained in the proxy.

Sincerely,

Mark G. Barberio
Non-Executive Chair of the Board

April 13, 2023

6467 Main Street

Williamsville, New York 14221

Dear Shareholders:

The Notice and Proxy Statement that follow contain details about our 2023 Annual Meeting of Shareholders (the “Annual Meeting”). Your proxy is being solicited by the Board of Directors of the Company. You will note that the Board of Directors of the Company recommends a vote “FOR” the election of the eight director nominees named in the proxy statement to serve until the 2024 Annual Meeting of Shareholders, “FOR” the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for fiscal year 2023, “FOR” the proposal to approve the compensation of the Company’s executive officers, and “FOR” for a frequency of “One Year” for future advisory votes on the compensation of the Company’s executive officers.

This year’s Annual Meeting will be a meeting held exclusively online via live webcast and will not be held at a physical location. You will be able to attend the Annual Meeting, vote your shares electronically, and submit questions in writing during the meeting by visiting www.virtualshareholdermeeting.com/LSI2023 and entering your unique voter identification number. Additional information regarding attending the Annual Meeting and voting your shares can be found in the Proxy Statement. The vote of every Shareholder is important, and we believe that hosting a virtual meeting will enable more of our Shareholders to attend and participate in the meeting since our Shareholders can participate from any location around the world with Internet access.

This Proxy Statement and form of proxy are first being made available to Shareholders on April 13, 2023.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

When:	Thursday, May 18, 2023 • 9:00 a.m. (E.D.T.)

NOTICE IS HEREBY GIVEN THAT the Annual Meeting of Shareholders of Life Storage, Inc. (the “Company” or “Life Storage”), which will be an online webcast meeting accessible at www.virtualshareholdermeeting.com/LSI2023, will be held on Thursday, May 18, 2023, at 9:00 a.m. (E.D.T.), to consider and take action on the following:

Items of Business:

Meeting Agenda	Board Recommendation

  1.  The election of the eight director nominees named in this Proxy Statement as directors to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified.

FOR each nominee

2. The ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2023.	FOR

3. A proposal to approve (on a non-binding basis) the compensation of the Company’s executive officers.	FOR

4. A proposal (on a non-binding basis) on the frequency of holding future advisory votes on the compensation of the Company’s executive officers.	One Year

5. The transaction of such other business as may properly come before the meeting or any adjournments thereof.

Record Date:

FURTHER NOTICE IS HEREBY GIVEN that the stock transfer books of the Company will not be closed, but only Shareholders of record at the close of business on April 10, 2023 will be entitled to notice of the meeting and to vote at the meeting.

Voting:

Even if you plan to attend the Annual Meeting on the webcast, we ask you to please complete, sign and return the enclosed proxy card or vote your shares by telephone or over the Internet. If you will need special assistance at the meeting, please contact Life Storage Investor Relations at (716) 633-1850. Please note that the Annual Meeting will only be held virtually, and there will be no physical meeting.

By Order of the Board of Directors,

Alexander E. Gress

Secretary

Williamsville, New York

April 13, 2023

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 18, 2023

The Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2022 are available at www.proxyvote.com.

6467 Main Street

Williamsville, New York 14221

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement and does not contain all the information that you should consider. You should read the entire Proxy Statement carefully before voting. We intend to mail proxy materials to our shareholders on or about April 13, 2023.

This Proxy Statement and the form of proxy are furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the “Board of Directors” or the “Board”) of Life Storage, Inc. (the “Company”) for the 2023 Annual Meeting of Shareholders (the “Annual Meeting”) to be held virtually over the Internet on Thursday, May 18, 2023 at 9:00 a.m. (E.D.T.), and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. No physical meeting will be held. You will be able to attend the Annual Meeting, vote your shares electronically, and submit your questions during the live webcast of the Annual Meeting by visiting www.virtualshareholdermeeting.com/LSI2023 and entering your unique voter identification number. This Proxy Statement and form of proxy are first being made available to Shareholders on April 13, 2023.

Voting Matters

Meeting Agenda	Board Recommendation
1. Election of Directors	FOR each nominee

2. Ratify the Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm	FOR

3. Advisory Vote to Approve Compensation of the Company’s Executive Officers	FOR

4. Advisory Vote on the frequency of holding future votes on the compensation of the Company’s executive officers.	One Year

Life Storage, Inc. 2023 Proxy Statement

COMPANY BRIEF

Life Storage Locations as of December 31, 2022

As of 12/31/22

Life Storage, Inc. 2023 Proxy Statement

OUR DIRECTORS

PROPOSAL 1. ELECTION OF DIRECTORS

WHAT DID WE DO?

Yet again, we posted another banner year in 2022. We accomplished a record performance across almost all measures, taking advantage of strong storage fundamentals while implementing new technologies. These new heights were driven by our same-store revenue and net operating income which grew 15.2% and 19.4%, respectively, resulting in our core funds from operations per share growing by 28.4%. These technologies pushed our operational efficiencies further as well leading to improved operating margins of 250 basis points year-over-year with a roadmap to further improve margins in the near future.

As a team, the Board and senior leadership remain focused on investing in people, process, and technology, in order to continue progressing towards our long-term sustainable growth while adhering to our core values of teamwork, respect, accountability, integrity, and innovation. Our Board’s guiding principles not only govern our business operations and conduct, but also ensure we consistently deliver long-term value to all of our stakeholders, including our employees, customers, communities, and shareholders.

A few highlights of our leadership focus include:

•	We continue to innovate and implement new technologies that drive efficiencies across all aspects of our business.

•	We continued our comprehensive enterprise risk management identification and mitigation efforts.

•

We identified and set comprehensive strategic goals for senior leadership to continue to enhance our review and governance on executive compensation while ensuring our goals align the Company’s progress to long-term sustainable growth.

•	We ensured robust focus on cybersecurity strategy and measures were in place to protect against unwanted network intrusions.

•

We reinforced emphasis on Environmental, Social and Governance objectives, including fostering diversity of people and ideas, both among our Board and within the Company as we continue to execute on our diversity, equity, and inclusion initiatives.

•

We continue to focus on our own governance, including succession planning for our Board with a commitment to ensure our Board has diverse representation and perspective when considering candidates. We ensure we maintain an appropriate and comprehensive mix of skills and diversity on our Board.

•

We continued to expand and evolve our human capital management practices, including those designed to create and maintain a diverse and inclusive work environment. Our diversity, equity and inclusion program helps us cast a wide net to attract diverse and creative talent and create an environment where their differences become our strengths.

Life Storage, Inc. 2023 Proxy Statement

•

We remain focused on sustainable, efficient power generation through solar arrays and utilizing energy efficient standards throughout our self-storage facilities. This is an example of aligning ourselves with investors who both want to create value and make the world a better place.

•	We continue to oversee progress on compensation plans that have consistently drawn more than 94% shareholder support.

With this background we encourage you to review our individual bios to get a fuller picture of what each of us brings to the boardroom to serve you, Life Storage’s shareholders.

WHO WE ARE

Nominees for Election to the Board of Directors

The number of directors to be elected at the Annual Meeting will be eight.

As reflected in the skills and demographics matrix and accompanying charts below, the nominees for election to the Board of Directors listed below bring a diverse array of attributes, skills and experiences to Life Storage that we believe are important and that led to the conclusion that such nominee should serve as a member of the Board of Directors. Among our eight nominees for election to the Board, two are female, and two self-identify as individuals from an underrepresented community.1 All nominees are presently members of the Board of Directors.

While not an exhaustive listing of vast qualifications of nominees for election to the Board of Directors, the following are key knowledge, skill and experience qualifications that we believe are essential to the composition of our Board of Directors:

✓	Operational Strategy Development and Risk Management

o

With the ever evolving business environment, it is important for Directors to have extensive experience making strategic operational decisions and identifying and addressing key business risks. This allows our Board of Directors to work closely with executive management in developing and evolving the strategic path for the Company and to identify and adequately respond to key risks, including cybersecurity risks, that arise along that path.

✓	Real Estate and Self-Storage Experience

o

Industry experience is essential to a highly functioning Board of Directors. The real estate industry presents unique operational opportunities, challenges and risks, with the self-storage sector having its own nuance within the industry. Directors with applicable industry experience provide needed oversight and foresight to address specific industry concerns.

✓	Financial Literacy

o	The ability of a Board of Directors to understand and assess financial reports, results and metrics is critical to assessing decisions and the

Life Storage, Inc. 2023 Proxy Statement

results that stem from those decisions. Financial literacy is exceedingly important for those members of the Audit and Risk Management Committee who frequently review financial results with an eye toward compliance.

✓	Finance and Capital Markets

o

The Company frequently accesses capital markets to fund growth and expansion. Directors with experience with and insight into capital markets guide management in working toward an optimal capital strategy, while understanding and monitoring the capital market risks involved.

✓	Corporate Governance and Compensation

o

Board members with experience in corporate governance and executive compensation analysis help to assure that the Company is appropriately governed and that the Company’s executive compensation package is competitive and in line with shareholder value creation.

✓	Public Company Experience

o	Public companies are subject to an array of unique regulations and requirements. Directors with public company experience monitor compliance with these regulations, thus protecting shareholder value.

Life Storage, Inc. 2023 Proxy Statement

Knowledge, Skills and Experience[2]	Mark G. Barberio	Joseph V. Saffire	Stephen R. Rusmisel	Arthur L. Havener, Jr.	Dana Hamilton	Edward J. Pettinella	David L. Rogers	Susan Harnett
Operational Strategy Development and Risk Management	X	X	X	X	X	X	X	X
Real Estate	X	X	X	X	X	X	X
Self-Storage		X	X	X			X
Financial Literacy	X	X	X	X	X	X	X	X
Finance and Capital Markets	X	X	X	X	X	X	X	X
Corporate Governance and Compensation	X		X	X	X	X		X
Public Company Executive	X	X			X	X	X	X
Public Company Board*	X			X	X	X		X
Demographics
Underrepresented Communities
Black/African American
Asian/Pacific- Islander
White/Caucasian	X			X	X	X	X	X
Hispanic/Latino
Native American/ Alaska Native			X
Middle Eastern/ North African		X
Gender
Male	X	X	X	X		X	X
Female					X			X
LGTBQ+
Board Tenure
Years	8	4	11	8	5	5	5	2

*	Other than the Company.

1

Life Storage’s definition of “underrepresented communities” follows guidance from a number of governmental and investor organizations on this topic – defining race/ethnic diversity at the BOD level – including the Office of Management and Budget (OMB), SEC, Nasdaq, and investor advisory firms Glass Lewis and Institutional Shareholder Services.

2

Each listed area of knowledge is important to the Company’s business strategy as they relate to the sector in which the Company operates (real estate, self-storage), the overall business environment (operational strategy development and risk management, public company executive or board), capital procurement and allocation (financial literacy, finance and capital markets), or the high-level functioning of a company (corporate governance and compensation).

Life Storage, Inc. 2023 Proxy Statement

DIRECTOR TENURE	DIRECTOR AGE

INDEPENDENT DIRECTORS	DIVERSITY*

*	Diversity includes females and self-identification as a member of an underrepresented community as defined above.

The Board of Directors is soliciting proxies herein and it is intended that such proxies will, unless otherwise directed, be voted to elect the nominees for director named below. Our bylaws provide that in an uncontested election, the affirmative vote of a majority of the total votes cast for or against a nominee at a meeting at which a quorum is present is necessary for the election of a director. For purposes of the election of directors, abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

The nominees herein will, if elected, hold office until the next succeeding Annual Meeting of Shareholders and until their successors are duly elected and qualified. In the event any nominee becomes unavailable to stand for election, it is intended that the persons named in the proxy may vote for a substitute recommended by the Nominating, Governance and Corporate Responsibility Committee of the Board of Directors subject to Board approval. Alternatively, the Board may reduce the size of the Board or may determine to leave the vacancy unfilled. The Board of Directors has no reason to believe that any of the nominees will be unable to serve as directors.

Life Storage, Inc. 2023 Proxy Statement

Mark G. Barberio Age: 60 Chair of the Board Independent: Yes Director Since: 2015

Experience:

•	Principal, Markapital, LLC, a business and M&A consulting firm (2013 – present)

•	Co-Chief Executive Officer, Mark IV, LLC (now Dayco, LLC), a global diversified manufacturing company (2009 – 2013); Chief Financial Officer (2004 – 2013); joined 1985

Other Boards:

•	Gibraltar Industries, Inc., a publicly listed leading manufacturer and distributor of building products (present)

•	Endo International plc, a publicly listed pharmaceutical company; non-executive Chair (present)

•	Rochester Institute of Technology Board of Trustees (present)

•	Exide Technologies, a privately held global battery manufacturer and distributor (2015 – 2020)

•	Paragon Offshore Limited, an oil and gas drilling company (2017 – 2018)

Qualification Experience:

•	Operational strategy development

•	Finance and capital markets

•	Real estate

•	Financial literacy

•	Corporate Governance and compensation

•	Public company executive and board experience including experience with investor relations

Joseph V. Saffire Age: 53 CEO and Director Independent: No Director Since: 2019

Experience:

•	Chief Executive Officer of the Company (March 1, 2019 – present); Chief Investment Officer of the Company (November 2017 – February 2019)

•	Executive Vice President and Head of Commercial Banking, First Niagara Bank (2014 – 2016)

•	Executive Vice President and Head of Global Banking for Europe, the Middle East and Africa, Wells Fargo Bank (2012 – 2014)

•

Chief Operating Officer and Head of International Corporate and Commercial Banking in Germany, HSBC Bank plc (2010 to 2012); Executive Vice President and Regional President – Corporate and Commercial Banking in the United States (2007 – 2010); joined 1992

Qualification Experience:

•	Operational strategy development

•	Finance and capital markets

•	Real estate and self-storage

•	Financial literacy

•	Public company executive including experience with investor relations

Life Storage, Inc. 2023 Proxy Statement

Stephen R. Rusmisel Age: 77 Director Independent: Yes Director Since: 2012

Experience

•	Founder and principal, V1 Funding LP, a consulting and private investment firm (2019 – present)

•	Partner, Pillsbury, Winthrop, Shaw, Pittman LLC (and its predecessor firm, Winthrop, Stimson, Putnam & Roberts) (1980 – 2016)

•	Lead Independent Director of the Company (2014 – 2018)

•

During his more than 45 years as an attorney, counseled clients in general corporate, securities, and business matters, with an emphasis on M&A, provided advice to audit committees of public companies, and made numerous presentations to boards of directors regarding board fiduciary duties, corporate governance matters, risk management and transactional matters

•	Lectured and published numerous articles on corporate governance and transactional issues

Other Boards:

•	Church of the Blessed Sacrament Board of Trustees; finance counsel chair (present)

•	The Swedish American Chamber of Commerce of New York, Inc. (2006 – 2011)

Qualification Experience:

•	Corporate governance and compensation

•	Operational strategy development

•	Risk Management

•	Real estate and self-storage

•	Financial literacy

•	Finance and capital markets

Arthur L. Havener, Jr. Age: 56 Director Independent: Yes Director Since: 2015

Experience:

•	Principal, Stampede Capital LLC, a real estate advisory and investment firm (2007 – present)

•	Vice President and head of real estate, A.G. Edwards and Sons Inc. –(2002 – 2007)

•	Graduate Director Education Program – Institute of Corporate Directors

Other Boards:

•	Nobility Homes, Inc., a builder and retailer of manufactured homes (present)

•	Boardwalk REIT, a public Canadian Real Estate Investment Trust, Lead Trustee (2007 – 2022)

•	MDC North American Real Estate Fund I, a private real estate equity fund (2007 – 2009)

•	Alderman and Chair of the Finance Committee in the municipality of Sunset Hills, Missouri (formerly)

Qualification Experience:

•	Real estate and self-storage, including REIT strategy

•	Corporate governance and compensation

•	Operational strategy development

•	Finance and capital markets, including private equity experience

•	Financial literacy

•	Public company board

Life Storage, Inc. 2023 Proxy Statement

Dana Hamilton Age: 54 Director Independent: Yes Director Since: 2018

Experience:

•	Senior advisor, Pretium Partners, LLC, a specialized investment manager (2022 – present). Previously, senior managing director and co-head of real estate (2017 – 2022)

•	Co-founder, Ameriton LLC, a real estate company, serving as President (2014 – present)

•	President and Chief Executive Officer, and trustee, Borderplex Community Trust (2013 – 2014)

•	Spent 20 years at Archstone, one of the largest apartment companies in the US and Europe, where she held roles as President – Europe and Executive Vice-President – National Operations (1994 – 2013)

Other Boards:

•	FelCor Lodging Trust Incorporated, a publicly listed real estate investment trust (2016 – 2017, when the company was merged with RLJ Lodging Trust)

Qualification Experience:

•	Operational strategy development, including transactional matters

•	Finance and capital markets

•	Real estate

•	Financial literacy

•	Corporate Governance and compensation

•	Public company executive and board experience

Edward J. Pettinella Age: 71 Director Independent: Yes Director Since: 2018

Experience:

•	Chief Executive Officer and director, Home Properties Inc., a publicly traded REIT (2003 – 2015); Executive Vice President (2001 – 2003)

•	President, Charter One Bank of New York; Executive Vice President of Charter One Financial, Inc. (1997 – 2001)

•	Served in several managerial capacities for Rochester Community Savings Bank (1980 – 1997)

Other Boards:

•	Manning & Napier, Inc., a publicly traded investment management firm (present)

•	Royal Oak Realty Trust Inc., a private REIT (present)

•	Syracuse University Board of Trustees; Vice Chair (present)

•	Board of Governors of the National Association of Real Estate Investment Trusts (formerly)

•	Urban Land Institute (formerly)

•	National Multi Housing Council (formerly)

Qualification Experience:

•	Operational strategy development

•	Finance and capital markets

•	Real estate, including REIT strategy

•	Financial literacy

•	Corporate Governance and compensation

•	Public company executive and board experience

Life Storage, Inc. 2023 Proxy Statement

David L. Rogers Age: 67 Director Independent: No Director Since: 2018

Experience:

•

Co-founder of the Company; Chief Executive Officer (March 2012 – February 28, 2019); Chief Financial Officer and Secretary (1995 – February 2012); Vice President of Finance of the Company’s predecessor (1988 – 1995); Controller and Due Diligence Officer of such predecessor (1984 – 1988)

•	Spent seven years as an accountant and systems analyst in both the public and private sectors

•	Regular presenter at national and regional meetings of the Self Storage Association

Other Boards:

•	Catholic Health Systems and other not-for-profit entities (present)

•	Board of Advisors of the National Association of Real Estate Trusts (NAREIT) (former)

Qualification Experience:

•	Operational strategy development, including extensive company knowledge

•	Finance and capital markets

•	Real estate and self-storage

•	Financial literacy

•	Public company executive

Susan Harnett Age: 66 Director Independent: Yes Director Since: 2021

Experience:

•	Mentor to digital startups and at the FinTech Innovation Lab, sponsored by Partnership Fund for New York City and Accenture (2015 – present)

•	Limited Partner – How Women Invest

•	Co-Founder of startup Juntos

•	National Association of Corporate Directors – Certified Director (2021).

•	DCRO Qualified Risk Director (2021).

•	COO, North America, QBE Insurance Group Limited, one of the top insurers and reinsurers worldwide (2012 – 2015)

•	Various senior level executive roles at Citi (2001 – 2012)

Other Boards:

•	OFG Bancorp, a financial holding company based in San Juan, Puerto Rico (present)

•	GoalSetter (present)

•	American Enterprise Group (present)

•	Sphere 3D (present)

•	First Niagara Financial Group, a publicly traded bank (2015-until its acquisition by KeyCorp in 2016)

•	QBE Insurance, Citifinancial, CitGermany Management Board, Visa Canada (all former)

Qualification Experience:

•	Operational strategy development

•	Finance and capital markets

•	Financial literacy

•	Corporate Governance and compensation

•	Public company executive and board experience

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE ELECTION OF EACH OF THE NOMINEES NAMED ABOVE

Life Storage, Inc. 2023 Proxy Statement

HOW NOMINEES ARE SELECTED AND ELECTED

In identifying and evaluating the individual director nominees that it recommends to the Board of Directors, the Nominating, Governance and Corporate Responsibility Committee of the Board of Directors:

(i)	reviews the qualifications of any candidates who have been properly recommended or nominated by a Shareholder, by management, by individual members of the Board of Directors or, a search firm;

(ii)	evaluates the performance and qualifications of individual members of the Board of Directors eligible for re-election;

(iii)	considers the suitability of each candidate, including the current members of the Board of Directors, in light of the current size and composition of the Board of Directors;

(iv)	considers each candidate in the context of the needs of the Board of Directors, as a whole; and

(v)	seeks assurances from each candidate that such candidate will be readily available and timely respond to Board matters.

After such review and consideration, the Nominating, Governance and Corporate Responsibility Committee recommends that the Board of Directors select the slate of director nominees.

The Nominating, Governance and Corporate Responsibility Committee does not have an express policy with regard to consideration of director candidates recommended by Shareholders, but it will consider director candidates proposed by Shareholders in the same manner as it considers other candidates. The Board of Directors and the Nominating, Governance and Corporate Responsibility Committee believe that candidates must be highly qualified, exhibiting the experience and expertise required of the Board of Directors’ own pool of candidates and interest in the Company’s business, and the ability to attend and prepare for Board of Directors, committee and Shareholder meetings. Candidates should represent the interests of all Shareholders and not those of a special interest group. A Shareholder wishing to nominate a candidate should do so in accordance with the guidelines set forth below under the caption “Proposals of Shareholders for the 2024 Annual Meeting.”

The Nominating, Governance and Corporate Responsibility Committee is committed to incorporating diversity in all its forms including diversity of attributes, skills, experiences, backgrounds, and demographics, including race, ethnicity, and gender, all with a view to identify candidates that can assist the Board of Directors with its decision making. The Nominating, Governance and Corporate Responsibility Committee places primary emphasis on (i) judgment, character, expertise, skills and knowledge useful to the oversight of the Company’s business; (ii) diversity of perspectives, backgrounds, experiences and other demographics; (iii) business or other relevant experience; and (iv) the extent to which the interplay of the nominee’s expertise, skills, knowledge and experience with that of other members of the Board of Directors will build a board that is

Life Storage, Inc. 2023 Proxy Statement

active, collegial and responsive to the needs of the Company. In addition, the Nominating, Governance and Corporate Responsibility Committee recognizes the importance of diversity of race, ethnicity and gender on the Board of Directors consistent with its fiduciary duties. The Board has taken this into consideration in establishing the list of nominees and will continue to do so in the future as part of the normal succession planning process.

The Company does not have a mandatory retirement age for directors as the Company believes that the composition of the Board should include not only appropriate experience and expertise, but also take into account the need for differing perspectives. As a result, the composition of the Board has evolved over time. The nominees for the Board, as a whole, reflect this balance. Seven of the eight nominees have served on the Board for ten years or less, with five of the eight nominees serving on the Board for five years or less.

Director Independence

The Board of Directors has reviewed all transactions or relationships between each director, director nominee, or any member of his or her immediate family and the Company, its senior management and its independent registered public accounting firm. Based on this review and as required by the independence standards of the New York Stock Exchange (“NYSE”), the Board of Directors has affirmatively determined that all directors, other than Messrs. Rogers and Saffire, are independent from management and its independent registered public accounting firm within the meaning of the NYSE listing standards and as defined in the rules and regulations of the Securities and Exchange Commission (“SEC”). There were no transactions, relationships or arrangements with any director or director nominee determined to be independent that were required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities and Exchange Act of 1934 that the Board of Directors considered as part of such review.

Board Orientation, Education and Self-Assessment.

Each independent director, upon initial election to the Board, undergoes a rigorous orientation wherein such director meets all of the members of senior management, and attends presentations concerning the Company’s core disciplines, including marketing, sales, revenue management, acquisition and due diligence procedures, security and controls.

In addition to new director orientation, our directors regularly participate in continuing education to maintain the skills necessary to perform their duties and responsibilities and to keep abreast of industry trends, legal and regulatory developments and corporate governance practices. These include participation in NAREIT and other conferences, various presentations by outside advisors and consultants at board meetings and retreats, regular discussions with management and the opportunity to attend various external board education programs and membership in the National Association of Corporate Directors.

The Board of Directors performs an evaluation of its performance at least annually to determine whether it is functioning effectively. Each Board committee also performs an annual evaluation of its performance.

Life Storage, Inc. 2023 Proxy Statement

HOW WE ARE ORGANIZED

Board Leadership Structure.

Mark G. Barberio serves as the Company’s non-executive Chair of the Board. Mr. Barberio’s extensive qualifications include responsibility for strategy, executive management, operations, finance, real estate, investor relations and business development. He has experience as a director, chief executive officer, chief financial officer, and as a board committee chair with other large companies. The Company believes that having a Chair of the Board who is not an executive officer of the Company is the appropriate leadership structure for the Company at this time as it allows the Executive Officers of the Company to focus on day-to-day business while allowing the Chair of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of management.

Meetings of the Board of Directors and Board Committees

Board of Directors Committee Memberships.

Assuming election of all the nominees to the Board, the structure of the Audit and Risk Management Committee, Compensation and Human Capital Committee, and Nominating, Governance and Corporate Responsibility Committee will continue to be as follows:

	Audit and Risk Management	Compensation and Human Capital	Nominating, Governance and Corporate Responsibility
Mark G. Barberio		X	X
Stephen R. Rusmisel	X	C	X
Arthur L. Havener, Jr.	C		X
Dana Hamilton	X	X
Edward J. Pettinella	X		C
Susan Harnett	X	X
C = Committee Chair X = Committee Member

Life Storage, Inc. 2023 Proxy Statement

2022 Attendance at Board and Committee Meetings.

The chart below sets forth director attendance at Board and Committee Meetings in 2022 based upon each director’s term on the Board and each Committee.

	Board Meetings		Committee Meetings			Total Rate of Attendance
Name	Regular	Special	Audit & Risk Mgmt	Comp & Human Capital	Nom, Gov, & Corp Resp	Board	Committee
Mark G. Barberio	5/5	1/1	n/a	5/5	2/2	100%	100%
Joseph V. Saffire	5/5	1/1	n/a	n/a	n/a	100%	n/a
Stephen R. Rusmisel	5/5	1/1	4/4	5/5	2/2	100%	100%
Arthur L. Havener, Jr.	5/5	1/1	4/4	n/a	2/2	100%	100%
Dana Hamilton	5/5	1/1	4/4	5/5	n/a	100%	100%
Edward J. Pettinella	5/5	1/1	4/4	n/a	2/2	100%	100%
David L. Rogers	5/5	1/1	n/a	n/a	n/a	100%	n/a
Susan Harnett	5/5	1/1	4/4	5/5	n/a	100%	100%

Board of Directors.

The Board of Directors held six meetings during the year ended December 31, 2022. Each director attended 100% of the meetings held by the Board of Directors. Additionally, each director attended 100% of the meetings held by all committees on which he or she served. Our non-employee directors meet in executive session in conjunction with regularly scheduled meetings of the Board of Directors at least twice per year and on other occasions, as necessary, in accordance with the Company’s Corporate Governance Principles. Mark G. Barberio serves as Chair of the Board and he has presided at meetings of the Company’s directors.

The Company’s policy is that all directors should attend the Annual Meeting of Shareholders, absent a good reason. All eight directors attended the 2022 Annual Meeting of Shareholders (the “2022 Annual Meeting”).

The Board of Directors has three committees with the principal functions described below. The charter of each committee is posted on the Company’s website at www.lifestorage.com. A copy of each charter is available in print to any Shareholder upon request to the Company at 6467 Main Street, Williamsville, New York 14221, attention Alexander E. Gress, Secretary, or by telephone (716) 633-1850.

Life Storage, Inc. 2023 Proxy Statement

Audit and Risk Management Committee.

The Audit and Risk Management Committee is composed of Messrs. Havener, Rusmisel, and Pettinella, and Mses. Hamilton and Harnett. Mr. Havener serves as Chair. The Audit and Risk Management Committee oversees the accounting and financial reporting processes and audits of the financial statements of the Company, along with the strategic, compliance and operational risk, including environmental, social, and governance (“ESG”) risk, based on the Company’s enterprise risk management assessment. The Audit and Risk Management Committee has generally led the Board’s oversight of enterprise risk management, with the assistance of other Board committees. The Audit and Risk Management Committee assists the Board of Directors in oversight of the quality and integrity of the Company’s financial statements, the financial reporting process, the systems of internal accounting and financial controls, the performance of the Company’s internal audit function and internal auditors, the independent auditor’s qualifications and independence, the Company’s risk management practices, and compliance with ethics policies and legal and regulatory requirements, including data privacy and cybersecurity.

The Audit and Risk Management Committee is composed entirely of independent directors within the meaning of applicable NYSE listing standards and rules and regulations of the SEC. Each member must be “financially literate” under NYSE listing standards or become financially literate within a reasonable period of time after appointment. The SEC has adopted rules to implement certain requirements of the Sarbanes-Oxley Act of 2002 pertaining to public company audit committees. One of the rules adopted by the SEC requires a company to disclose whether it has an “Audit Committee Financial Expert” serving on its audit committee. The Board of Directors has determined that all members of the Audit and Risk Management Committee are financially literate. The Board of Directors has also determined that Mr. Havener meets the definition of an “Audit Committee Financial Expert.”

The Audit and Risk Management Committee’s duties are set forth in its charter, which can be found on the Company’s web site at www.lifestorage.com. Additional information regarding the Audit and Risk Management Committee and the Company’s independent registered public accounting firm is disclosed in the Report of the Audit and Risk Management Committee below. The Audit and Risk Management Committee held four meetings during 2022. The Audit and Risk Management Committee meets regularly in private session with the Company’s independent registered public accounting firm.

Compensation and Human Capital Committee.

The Compensation and Human Capital Committee is composed of Messrs. Rusmisel and Barberio, and Mses. Hamilton and Harnett, each of whom is independent within the meaning of applicable NYSE listing standards. Mr. Rusmisel serves as Chair. The Compensation and Human Capital Committee makes decisions with respect to compensation of the executive officers of the Company (the “Executive Officers”), reviews and recommends to the full Board of Directors director compensation levels and programs, and administers the Company’s Award and Option Plans. The Compensation and Human Capital Committee also generally oversees the Company’s management of its human resource policies and practices, including company-wide compensation plans and other human capital matters such as diversity, equity and inclusion, workplace environment and culture, and talent development, wellness, safety and retention.

Life Storage, Inc. 2023 Proxy Statement

The Compensation and Human Capital Committee met five times during 2022. Compensation and Human Capital Committee agendas are established by the Committee Chair, and the Compensation and Human Capital Committee deliberates and takes action only in executive session. The Compensation and Human Capital Committee’s charter does not permit delegation of its responsibilities or authority to others. Pursuant to its charter, the Compensation and Human Capital Committee has the authority to engage advisors, including compensation consultants. The Compensation and Human Capital Committee has engaged NFP Compensation Consultants, formerly Longnecker & Associates (“NFP” or “Independent Consultant”) as an independent consultant to assist in evaluating compensation for the Executive Officers and executive compensation programs generally. The consultant reports directly to the Compensation and Human Capital Committee and does not perform services for management.

On occasion, at the request and direction of the Compensation and Human Capital Committee, the consultant will review compensation levels recommended by the Executive Officers for other senior managers. The consultant advises the Compensation and Human Capital Committee with respect to compensation trends and best practices, plan design, reasonableness of individual compensation awards and general comparability with other publicly traded companies and companies in the real estate investment trust (“REIT”) industry. In accordance with the Compensation and Human Capital Committee’s policy on assessing advisor independence, the Compensation and Human Capital Committee determined that there were no conflicts of interest or issues related to independence during 2022 that would impact the advice to the Compensation and Human Capital Committee from NFP and the representatives of NFP who advise the Compensation and Human Capital Committee.

The Executive Officers do not participate in deliberations of the Compensation and Human Capital Committee. The Executive Officers, at the Compensation and Human Capital Committee’s request, prepare performance and operational data and financial and other information to assist the Compensation and Human Capital Committee in reaching its compensation determinations.

The functions of the Compensation and Human Capital Committee are further described below under the caption “OUR PAY” and in its charter, which can be found on the Company’s web site at www.lifestorage.com.

Nominating, Governance and Corporate Responsibility Committee.

The Nominating, Governance and Corporate Responsibility Committee of the Board of Directors serves as the Company’s nominating committee. The Nominating, Governance and Corporate Responsibility Committee is composed of Messrs. Havener, Barberio, Pettinella, and Rusmisel, each of whom is independent within the meaning of applicable NYSE listing standards. Mr. Pettinella serves as Chair of the Nominating, Governance and Corporate Responsibility Committee. The Nominating, Governance and Corporate Responsibility Committee’s functions are set forth in its charter, which can be found on the Company’s website at www.lifestorage.com, and include assisting the Board of Directors by identifying individuals qualified to become Board members, with a commitment to seek candidates with diversity in experience and background, including race, ethnicity, and gender, and recommending director nominees for the Annual Meeting of Shareholders, recommending to the Board the Corporate Governance Principles

Life Storage, Inc. 2023 Proxy Statement

applicable to the Company, leading the Board of Directors in its annual review of the Board’s performance, and recommending the director nominees for each committee as further described in “HOW NOMINEES ARE SELECTED AND ELECTED”. In addition, the Nominating, Governance and Corporate Responsibility Committee oversees and reviews the Company’s strategies, activities and policies regarding ESG matters. The Nominating, Governance and Corporate Responsibility Committee must annually review the adequacy of its charter and its own performance. The Nominating, Governance and Corporate Responsibility Committee met two times during 2022.

HOW WE GOVERN AND ARE GOVERNED

Corporate Governance Guidelines.

The Board of Directors has adopted Corporate Governance Principles which can be found on the Company’s website at www.lifestorage.com or which can be mailed to any Shareholder upon request either to the Company at 6467 Main Street, Williamsville, New York 14221, or requested by telephone (716) 633-1850.

Our Corporate Governance Principles require, among other things, that a majority of directors on the Board of Directors meet the criteria for independence defined by the NYSE. Our governance structure includes, in addition, provisions for majority voting, annual director elections, one-share, one-vote and special meeting voting rights. We believe our corporate governance provisions, our approach to Board governance and our management of ESG and compensation issues collectively put us in a strong position to deliver sustainable returns to shareholders while supporting our many stakeholder constituents.

Code of Ethics and Code of Ethics for Senior Financial Officers and Directors.

All of the Company’s directors and employees, including the Executive Officers, are required to comply with the Company’s Code of Ethics to help ensure that the Company’s business is conducted in accordance with the highest standards of moral and ethical behavior. The Company also has a Code of Ethics for Senior Financial Officers applicable to the Company’s principal executive officer, principal financial officer, principal accounting officer and controller, each of whom is also bound by the provisions set forth in the Code of Ethics relating to ethical conduct, conflicts of interest and compliance with the law. The Code of Ethics and Code of Ethics for Senior Financial Officers are published on the Company’s web site at www.lifestorage.com. The Company intends to disclose any changes in or waivers of its Code of Ethics and Code of Ethics for Senior Financial Officers by posting such information on the Company’s website. A printed copy of the Code of Ethics and the Code of Ethics for Senior Financial Officers will be provided to any Shareholder upon request to the Company at 6467 Main Street, Williamsville, New York 14221, or by telephone (716) 633-1850.

Policies and Procedures Regarding Related Party Transactions.

The Company has established written conflict of interest policies, which are included in the Company’s Code of Ethics, to which all directors, Executive Officers and key employees are subject. These persons are required to disclose to the Company’s Chief Compliance Officer (or, in the event such person with the conflict is a director or

Life Storage, Inc. 2023 Proxy Statement

Executive Officer, to the Chair of the Audit and Risk Management Committee) in writing each outside relationship, activity and interest that creates a potential conflict of interest, including transactions or arrangements potentially disclosable pursuant to applicable rules of the SEC. The Audit and Risk Management Committee will review any transaction involving a director or officer that may create a conflict of interest and either approve or reject the transaction or refer the transaction to the full Board or other appropriate committee in its discretion. All directors, Executive Officers and other key employees are required to disclose in writing each year whether they are personally in compliance with such policy. In addition, each director and Executive Officer is required to complete an annual questionnaire which calls for disclosure of any transactions in which the Company is or is to be a participant, on the one hand, and in which such director or Executive Officer or any member of his or her family has a direct or indirect material interest, on the other. The Board of Directors is of the opinion that these procedures are sufficient to allow for the review, approval or ratification of any transactions with related persons that would be required to be disclosed under applicable SEC rules.

The Role of the Board of Directors in the Company’s Risk Oversight Process.

The Company’s Board of Directors is responsible for overseeing the Company’s risk management processes and enterprise risk management. Certain areas of this responsibility have been delegated by the Board of Directors to the Audit and Risk Management Committee, the Compensation and Human Capital Committee and the Nominating, Governance and Corporate Responsibility Committee, each with respect to the assessment of the Company’s risks and risk management in its respective areas of oversight. The Audit and Risk Management Committee oversees risks related to internal controls and procedures, cybersecurity, and conflicts of interest and code of ethics matters. The Compensation and Human Capital Committee oversees risks related to compensation practices. The Nominating, Governance and Corporate Responsibility Committee oversees risks related to governance matters. The full Board of Directors has primary responsibility for evaluating strategic and operational risk management, and succession planning. The Board receives regular updates from management on operational and other risks facing the Company. The Board committees and the full Board of Directors focus on the most significant risks facing the Company and the Company’s general risk management strategy, and also ensure that risks undertaken by the Company are consistent with the Board of Directors’ objectives. While the Board of Directors oversees the Company’s risk management, Company management is responsible for day-to-day risk management processes. The Company believes this division of responsibilities is the most effective approach for addressing the risks facing the Company.

Compensation Risk Assessment.

With respect to compensation risk, the Compensation and Human Capital Committee has considered the Company’s compensation policies and practices and has concluded that they are not reasonably likely to have a material adverse effect on the Company.

Life Storage, Inc. 2023 Proxy Statement

HOW TO COMMUNICATE WITH US

Complaint Procedure; Communications with Directors.

The Board of Directors believes it can be valuable to cast a wide net for information and input to inform its discussions and decisions. It has therefore established numerous practices to enable it to do so. These practices include, but are not limited to:

•	Inviting external parties to make presentations to the Board or its committees at their periodic meetings

•	Conducting Board meetings and informal events connected to Board meetings to encourage individual communication with employees and other stakeholders at many levels

•	Receiving reports from management – for example, on human capital data and practices

•	Being available for engagement meetings with Shareholders

•	Listening to quarterly reporting calls, investor days or other industry or Company events

•	Participating in director education and similar events

•	Having access to reporting mechanisms such as those described in this section and the Company’s Whistleblower “hotline”

•	Receiving written communications such as via the channel described in this section

The Board of Directors has established a process for Shareholders or other interested parties to send communications to the Company’s independent directors. Shareholders or other interested parties may communicate with the Board of Directors by calling (716) 295-6833 or by writing to the Company’s Secretary. Communications sent to the Company addressed to the Board of Directors by these methods will be screened by the Secretary for appropriateness before either forwarding or notifying the independent directors of receipt of communication.

The Sarbanes-Oxley Act of 2002 requires public companies to maintain procedures to receive, retain and respond to complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Company has such procedures in place. Any employee of the Company may report concerns regarding these matters in the manner specified in the Company’s Whistleblower Policy & Procedures, which is published on the Company’s web site at www.lifestorage.com. A printed copy of the Company’s Whistleblower Policy & Procedures will be provided to any Shareholder upon request sent to the Company at 6467 Main Street, Williamsville, New York 14221, or requested by telephone (716) 633-1850.

Life Storage, Inc. 2023 Proxy Statement

HOW WE ARE PAID

Director Compensation

The table below summarizes the compensation paid by the Company to directors who are not officers or employees of the Company (“Outside Directors”) for the year ended December 31, 2022. Directors who are not Outside Directors are not paid any compensation for their service as directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (2)	All Other Compensation ($) (3)	Total ($)
Mark G. Barberio	$178,500	$110,000	-	$18,002	$306,502
Stephen R. Rusmisel	$113,500	$110,000	-	$18,002	$241,502
Arthur L. Havener, Jr.	$108,500	$110,000	-	$18,285	$236,785
Dana Hamilton (4)	$98,500	$110,000	-	$18,320	$226,820
Edward J. Pettinella	$106,000	$110,000	-	$18,320	$234,320
David L. Rogers	$81,000	$110,000	-	$18,002	$209,002
Susan Harnett	$98,500	$110,000	-	$18,002	$226,502

(1)

On May 26, 2022, each Outside Director was granted 967 shares of restricted stock which will vest in full on May 26, 2023, provided the director remains in office. The amount disclosed in the “Stock Awards” column represents the aggregate grant date fair value of such shares computed in accordance with FASB ASC Topic 718. See Notes 2 and 9 to the Company’s financial statements included in the 2022 Annual Report for a discussion of assumptions used to value the restricted stock awards. Ms. Hamilton and Messrs. Rusmisel and Havener elected to defer the receipt of such grant of restricted stock in 2022. In connection with the deferral of the restricted stock, Ms. Hamilton and Messrs. Rusmisel and Havener were issued Deferred Stock Units under the 2020 Directors’ Plan. As of December 31, 2022, each Outside Director held 967 shares of restricted stock or 967 unvested Deferred Stock Units, as applicable.

Life Storage, Inc. 2023 Proxy Statement

(2)

In 2016, the Board of Directors eliminated stock option grants as a component of Director compensation. Thus, stock option grants have not been made to the Outside Directors since 2015. All Outside Directors’ stock options issued in previous years are currently exercisable. Information regarding the stock option awards outstanding as of December 31, 2022 are shown below:

Name	Grant Date	Expiration Date	Number of Shares
Stephen R. Rusmisel	5/22/2013	5/22/2023	3,000
	5/22/2014	5/22/2024	3,000
	5/21/2015	5/21/2025	3,000
Arthur L. Havener, Jr.	5/21/2015	5/21/2025	5,250
Mark G. Barberio	5/21/2015	5/21/2025	5,250

(3)	Represents the portion of health insurance premiums paid by the Company and amounts paid to certain directors in lieu of such premiums.

(4)	Ms. Hamilton elected to defer the receipt of her 2022 fees and was issued deferred compensation units under the Company’s Deferred Compensation Plan for Directors in connection with such deferral.

The Company pays annual directors’ fees quarterly. The base annual director’s fee to each Outside Director is $80,000 ($20,000 quarterly) which will be increased to $85,000 ($21,250 quarterly) following the 2023 Annual Meeting. An annual fee is payable to the non-executive Chair of the Board, which fee was $85,000 ($21,250 quarterly) in 2022. An annual fee of $20,000 ($5,000 quarterly) is payable to the chair of the Audit and Risk Management Committee and an annual fee of $10,000 ($2,500 quarterly) is payable to each of the other members of such committee; an annual fee of $15,000 ($3,750 quarterly) is payable to the chair of the Compensation and Human Capital Committee and $7,500 ($1,875 quarterly) is payable to each of the other members of such committee which will be increased to $10,000 ($2,500 quarterly) following the 2023 Annual Meeting; an annual fee of $15,000 ($3,750 quarterly) is payable to the chair of the Nominating, Governance and Corporate Responsibility Committee and an annual fee of $7,500 ($1,875 quarterly) is payable to each of the other members of such committee. Outside Directors are also paid a meeting fee of $1,000 for each special meeting of the Board of Directors attended. Such special meeting fee will no longer apply after the 2023 Annual Meeting. Meeting fees are not paid for regular meetings and committee meetings. In addition, the Company will reimburse all directors for reasonable expenses incurred in attending meetings. Also, certain Outside Directors are provided health insurance coverage on the same terms and conditions as home office employees of the Company. Those Outside Directors who are not provided such health insurance coverage are provided a cash payment in lieu of health insurance coverage.

Under the Company’s Deferred Compensation Plan for Directors, an Outside Director may elect to have all or part of his or her director fees credited to a deferred compensation account in the form of units equivalent to shares of the Company’s Common Stock (“Units”). The number of Units credited is equal to the number of shares of Common Stock that could have been purchased using the closing price of Common Stock on the

Life Storage, Inc. 2023 Proxy Statement

day immediately preceding the date on which the fees were payable. When the Company declares cash dividends on its Common Stock, additional Units are credited to the deferred compensation accounts based on the reinvestment of the dividend on the dividend record dates. Amounts credited to the deferred compensation accounts will be paid to directors in the form of shares of Common Stock, the number of which shares will equal the number of Units credited to the accounts.

In May 2020, the Company’s 2020 Outside Directors’ Stock Award Plan (the “2020 Directors’ Plan”) was voted on and approved at the Company’s 2020 annual Shareholders’ meeting. The Company’s 2020 Directors’ Plan replaced the Company’s Amended and Restated 2009 Outside Directors’ Stock Option and Award Plan which expired on May 21, 2020. The 2020 Directors’ Plan provides that at the close of each annual Shareholders’ meeting, each Outside Director may be granted a number of shares of restricted stock as determined by the Board in its discretion. Any restricted stock granted under this plan vests one year following the date of grant if the applicable Outside Director is a member of the Board of Directors as of the vesting date; provided, however, that the restricted stock immediately vests upon either (i) the Outside Director’s death or disability while serving on the Board of Directors, or (ii) a Significant Corporate Event as defined in the 2020 Directors’ Plan.

In 2022, the value of the awards awarded to each Outside Director under the 2020 Directors’ Plan was $110,000, with the number of shares awarded being such amount divided by the fair market value of the Company’s stock on the date of grant.

The Board has elected to increase the annual fee payable to each non-employee director to $85,000, and the annual fee paid to each member of the Compensation and Human Capital Committee to $10,000. In addition, the Board has elected to eliminate the $1,000 fee paid to all directors for attendance at special meetings. Such changes will become effective after the Company’s 2023 Annual Meeting. The Board elected to leave all other forms of director compensation unchanged from those in effect subsequent to the Company’s 2022 Annual Meeting.

Stock Ownership Guidelines for Directors

The Company has adopted stock ownership guidelines for its Outside Directors which require each of the Company’s Outside Directors to hold shares of Company Common Stock and deferred compensation units having an aggregate market value equal to five times the base annual fee paid to the Outside Directors. Directors have five years to meet this goal. The Company adopted these stock ownership guidelines as a means of requiring directors to hold equity and tie their interests to Shareholders’ interests. All Outside Directors have either met these guidelines or are still within the five-year period allowed to meet this guideline.

Life Storage, Inc. 2023 Proxy Statement

Stock Ownership by Directors and Executive Officers

The following table sets forth information concerning beneficial ownership of Common Stock as of April 10, 2023 for each current director, each of our named executive officers and for all current directors and Executive Officers as a group. Percentages are based on 85,087,900 shares of Common Stock outstanding as of April 10, 2023. Unless otherwise noted, to the best of the Company’s knowledge, each person has sole voting and investment power with respect to the shares listed.

Name	Shares of Common Stock Beneficially Owned at April 10, 2023 (1)(2)(3)	Percent of Common Stock Owned
David L. Rogers	141,967	*
Stephen R. Rusmisel	25,931	*
Mark G. Barberio	22,811	*
Edward J. Pettinella	21,816	*
Arthur L. Havener, Jr	19,992	*
Dana Hamilton	8,320	*
Susan Harnett	2,329	*
Joseph V. Saffire	88,816	*
Alexander E. Gress	6,291	*
David P. Dodman	20,316	*

Directors and Executive Officers As a Group (10 persons)	358,589	0.4%

*	Represents beneficial ownership of less than 1% of outstanding Common Stock on April 10, 2023.

(1)

Includes 9,000, 5,250 and 5,250 shares of Common Stock that may be acquired by Messrs. Rusmisel, Havener and Barberio, respectively, through the exercise, within 60 days, of options granted under the 2009 Outside Directors’ Stock Option and Award Plan.

(2)

Includes 4,509 shares of Common Stock issuable to Ms. Hamilton and 1,985 shares of Common Stock issuable to each of Messrs. Havener and Rusmisel in payment of amounts credited to each Director’s respective account under the Company’s Deferred Compensation Plan for Directors and the Company’s Outside Directors’ Stock Award Plan.

(3)	Includes 43,820, 5,891, and 11,896 shares of restricted stock as to which Messrs. Saffire, Gress, and Dodman, respectively, have voting power but no investment power.

Life Storage, Inc. 2023 Proxy Statement

Equity Compensation Plan Information

The following table sets forth certain information as of December 31, 2022 (except as set forth in footnote 1 below), with respect to equity compensation plans under which shares of the Company’s Common Stock may be issued.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance

Equity compensation plans approved by Shareholders:
2015 Award and Option Plan (1)	228,994	$---	71,337
2009 Outside Directors’ Stock Option and Award Plan (2)	19,500	$57.24	---
2020 Outside Directors’ Stock Award Plan	5,955	---	125,041
Deferred Compensation Plan for Directors (3)	29,535	N/A	25,196
Equity compensation plans not approved by Shareholders:	N/A	N/A	N/A

(1)    Includes the actual number of shares issued in February 2023 (50,884) related to performance-based awards issued on December 19, 2019 and the maximum number of shares (178,110) that could be issued as part of the performance-based awards issued in 2020, 2021, and 2022. The actual number of shares to be issued as part of the performance-based awards issued in 2020, 2021 and 2022 will be determined at the end of the three-year performance periods in 2023, 2024 and 2025, respectively. See Note 9 to the Company’s consolidated financial statements included in the 2022 Annual Report.

(2)    The 2009 Outside Directors’ Stock Option and Award Plan expired on May 21, 2020 and was replaced by the 2020 Outside Directors’ Stock Award Plan. Therefore, no securities are available for future issuance under the 2009 Outside Directors’ Stock Option and Award Plan at December 31, 2022.

(3)    Under the Deferred Compensation Plan for Directors, non-employee Directors may defer all or part of their Directors’ fees that are otherwise payable in cash. Directors’ fees that are deferred under the Plan will be credited to each Directors’ account under the Plan in the form of Units. The number of Units credited is determined by dividing the amount of Directors’ fees deferred by the closing price of the Company’s Common Stock on the New York Stock Exchange on the day immediately preceding the day upon which Directors’ fees otherwise would be paid by the Company. A Director is credited with additional Units for dividends on the shares of Common Stock represented by Units in such Directors’ account. A Director may elect to receive the shares in a lump sum on a date specified by the Director or in quarterly or annual installments over a specified period and commencing on a specified date.

Life Storage, Inc. 2023 Proxy Statement

Security Ownership of Certain Beneficial Owners

The following table sets forth information as to all persons or groups known to the Company to be beneficial owners of more than five percent of the outstanding Common Stock of the Company as of April 10, 2023 based on 85,087,900 shares of Common Stock outstanding as of such date.

Title of Class	Name and Address of Beneficial Owners	Amount of Common Stock Beneficially Owned as of April 10, 2023	Percent of Common Stock Owned

Common	The Vanguard Group, Inc. (1) 100 Vanguard Boulevard Malvern, PA 19355	12,792,584	15.0%

Common	BlackRock, Inc. (2) 55 East 52nd Street New York, NY 10055	9,673,399	11.4%

Common	State Street Corporation (3) 1 Lincoln Street Boston, MA 02111	4,675,767	5.5%

Common	Wellington Management Group LLP Wellington Group Holdings LLP Wellington Investment Advisors Holdings LLP Wellington Management Company LLP (4) c/o Wellington Management Company LLP 280 Congress Street Boston, MA 02210	3,492,809	4.1%

(1)

All information relating to The Vanguard Group, Inc. (“Vanguard”) is as of December 31, 2022 and is derived from Schedule 13G/A filed by it and other entities on February 9, 2023. According to Vanguard, of the 12,792,584 shares of the Company’s Common Stock owned by Vanguard, Vanguard does not have the sole power to vote or direct the vote with respect to any shares and shares voting power with respect to 103,923 shares. Vanguard has the sole power to dispose or direct the disposition of 12,604,410 shares of the Company’s Common Stock owned by Vanguard and shares disposition power with respect to 188,174 shares. The Company has not independently verified this information.

(2)

All information relating to BlackRock, Inc. (“BlackRock”) is as of December 31, 2022 and is derived from Schedule 13G/A filed by it and other entities on January 26, 2023. According to BlackRock, of the 9,673,399 shares of the Company’s Common Stock owned by BlackRock,

Life Storage, Inc. 2023 Proxy Statement

BlackRock has the sole power to vote or direct the vote with respect to 9,327,796 shares and does not share voting power with respect to any other shares. BlackRock has the sole power to dispose or direct the disposition of all 9,673,399 shares of the Company’s Common Stock owned by BlackRock. The Company has not independently verified this information.

(3)

All information relating to State Street Corporation (“State Street”) is as of December 31, 2022 and is derived from Schedule 13G filed by it and other entities on January 31, 2023. According to State Street, of the 4,675,767 shares of the Company’s Common Stock owned by State Street, State Street shares the voting power with respect to 3,485,508 shares and does not have the sole voting power with respect to any other shares. State Street shares disposition power with respect to all 4,675,767 shares of the Company’s Common Stock owned by State Street. The Company has not independently verified this information.

(4)

All information relating to Wellington Management Group LLP, Wellington Group Holdings LLP, and Wellington Investment Advisors Holdings LLP (“Wellington”) is as of December 31, 2022 and is derived from Schedule 13G/A filed by it and other entities on February 6, 2023. According to Wellington, of the 3,492,809 shares of the Company’s Common Stock owned by Wellington, Wellington shares the voting power with respect to 3,053,390 shares and does not have the sole voting power with respect to any other shares. Wellington shares disposition power with respect to all 3,492,809 shares of the Company’s Common Stock owned by Wellington. The Company has not independently verified this information.

Life Storage, Inc. 2023 Proxy Statement

OUR AUDITORS

PROPOSAL 2. APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Based upon the recommendation of the Audit and Risk Management Committee, the Board of Directors has reappointed Ernst & Young LLP as its independent registered public accounting firm for the year ending December 31, 2023. At the Annual Meeting, Shareholders will be asked to ratify this appointment. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting (via webcast), will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Fees billed to the Company for fiscal years 2022 and 2021 by Ernst & Young LLP were as follows:

	2022	2021

Audit Fees	$1,061,515	$1,667,151
Audit-Related Fees	–	–
Tax Fees	692,610	539,989
All Other Fees	–	2,175
TOTAL FEES	$1,754,125	$2,209,315

Audit fees include fees for the audit of the Company’s consolidated financial statements, interim reviews of the Company’s quarterly financial statements, and the audit of the Company’s internal controls over financial reporting. Included in audit fees for 2022 and 2021 are $89,000 and $475,000, respectively, related to the Company’s public bond offering and common stock offerings. Tax fees include fees for services relating to tax return preparation, tax compliance, transaction tax due diligence, tax planning and tax advice. All other fees relate to technology access.

The Audit and Risk Management Committee has adopted a policy that requires its advance approval for all audit, audit-related, tax and other services to be provided by the independent registered public accounting firm to the Company. The Audit and Risk Management Committee has delegated to its Chair authority to approve permitted services, provided that the Chair reports any decisions to the Audit and Risk Management Committee at its next scheduled meeting. During 2022, all fees for audit services, all fees for audit-related services and all fees for tax services were approved under this policy.

Ratification of the appointment of the independent registered public accounting firm requires the affirmative vote of a majority of the votes cast, provided a quorum is present at the meeting. For purposes of the vote on this proposal, abstentions and brokers non-votes will not be counted as votes cast and will have no effect on the results of the vote, although they will be considered present for the purpose of determining the presence of a quorum. Although Shareholder approval is not required, the Company

Life Storage, Inc. 2023 Proxy Statement

desires to obtain from its Shareholders an indication of their approval of the Audit and Risk Management Committee’s selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2023. Even if the appointment of Ernst & Young LLP is ratified, the Audit and Risk Management Committee may, in its discretion, change the appointment at any time during the year should it determine that such a change would be in the best interests of the Company and its Shareholders. If the Company’s Shareholders do not ratify this appointment, the Audit and Risk Management Committee may consider the appointment of another independent registered public accounting firm but will not be required to appoint a different firm.

THE AUDIT AND RISK MANAGEMENT COMMITTEE AND THE BOARD OF DIRECTORS RECOMMEND A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Life Storage, Inc. 2023 Proxy Statement

REPORT OF THE AUDIT AND RISK MANAGEMENT COMMITTEE

Management has the primary responsibility for the integrity of the Company’s financial information and the financial reporting process, including the system of internal control over financial reporting. Ernst & Young LLP, the Company’s independent registered public accounting firm, is responsible for conducting independent audits of the Company’s financial statements and the effectiveness of internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and expressing an opinion on the financial statements and the effectiveness of internal controls over financial reporting based upon those audits. The Audit and Risk Management Committee is responsible for overseeing the conduct of these activities by management and Ernst & Young LLP.

As part of its oversight responsibility, the Audit and Risk Management Committee has reviewed and discussed the audited financial statements, the adequacy of internal controls and the effectiveness of the Company’s internal controls over financial reporting with management and Ernst & Young LLP. The Audit and Risk Management Committee also has discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board. The Audit and Risk Management Committee met with Ernst & Young LLP, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit and Risk Management Committee has also discussed with Ernst & Young LLP matters required to be discussed by applicable auditing standards. The Audit and Risk Management Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit and Risk Management Committee concerning independence and has discussed with Ernst & Young LLP that firm’s independence.

Based upon these reviews and discussions, the Audit and Risk Management Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2022 be included in Life Storage Inc.’s 2022 Annual Report for filing with the Securities and Exchange Commission.

Members of the Audit and Risk

Management Committee

ARTHUR L. HAVENER, JR., CHAIR

STEPHEN R. RUSMISEL

DANA HAMILTON

EDWARD J. PETTINELLA

SUSAN HARNETT

THE FOREGOING REPORT SHALL NOT BE DEEMED TO BE “SOLICITING MATERIAL” OR TO BE “FILED” WITH THE SECURITIES AND EXCHANGE COMMISSION AND SHOULD NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

Life Storage, Inc. 2023 Proxy Statement

OUR COMPANY

EXECUTIVE OFFICERS OF THE COMPANY

The Company’s corporate responsibility is deeply rooted in our core values: teamwork, respect, accountability, integrity and innovation. The Company approaches initiatives, programs, practices and policies with a view toward risk management and with consideration of the impact on its customers, team members, communities and shareholders. We therefore share with you in this section some information about our leadership and our management of the human capital, environmental, safety, customer and other stakeholder matters that we believe support our long-term sustainability financially and more generally.

The following persons are the current executive officers of the Company:

Name	Age	Title and experience
Joseph V. Saffire	53	Chief Executive Officer since March 1, 2019. Member of the Board of Directors since March 14, 2019. Chief Investment Officer of the Company from November 1, 2017 to February 28, 2019.
Alexander E. Gress	49	Chief Financial Officer and Secretary since January 2, 2023. Vice President of Finance, Corporate Planning and Investor Relations of the Company from November 2021 to January 1, 2023.
David P. Dodman	49	Chief Operating Officer since January 1, 2022. Senior Vice President, Strategic Planning and Investor Relations of the Company from June 2018 to December 31, 2021.

Andrew J. Gregoire retired from his position as Chief Financial Officer of the Company effective on January 2, 2023. Subsequent to his retirement, Mr. Gregoire has continued to assist the Company as a financial advisor in order to provide for a smooth transition.

Life Storage’s Mission: Rooted in Sustainability

At Life Storage, we believe that sustainability and success are one in the same: in order to do well as a business, we must do good for our world. Our integrative approach to sustainability helps move us toward our vision of becoming the best self-storage company in the world.

We follow a four-pillar growth strategy that consolidates our efforts into strategic, high- impact areas: Expand Our Footprint, Digitize the Enterprise, Invest in Talent & Culture, and Drive Profitable Growth. Sustainability is deeply embedded in this growth strategy and is the impetus for many of the strategic efforts that fall into each pillar.

Company Accolades

•	Named one of America’s Best Midsize Employers by Forbes magazine in 2022 and 2023

Life Storage, Inc. 2023 Proxy Statement

•	Named a Sustainalytics ESG Regional Top-Rated Company in 2022 and 2023

•	2022 GRESB 3-star rating

•	Received Newsweek’s America’s Best Customer Service Award every year since 2019

•	CEO Action for Diversity & Inclusion signatory

•	Member of the Western New York Sustainable Business Roundtable

•	In 2022, received silver level recognition from Western New York Sustainable Business Roundtable for achieving significant sustainability milestones and improving organizational performance

•	US Green Building Council (USGBC) member

•	A+ Rating on Better Business Bureau

•	Top-rated storage company on Trust Pilot

Environmental Highlights

Life Storage owns or operates more than 1,150 self-storage facilities encompassing approximately 88 million square feet in 37 states and the District of Columbia. As a REIT and a facility owner and operator, we are responsible for monitoring and minimizing our environmental impact.

Energy Efficiency Measures

Self-storage facilities are inherently resilient and have low environmental impacts relative to other industries and asset classes due to low energy and water utilization and minimal customer and employee traffic. Despite this, we still strive to further reduce the environmental impact that we do have by establishing energy efficiency measures that are implemented and maintained across our portfolio.

A key part of our strategy to reduce our carbon footprint is integrating energy efficiency into our buildings from the ground up. All Life Storage facilities must meet internally established energy efficiency standards that are that are implemented during building design, construction and facility operations and maintenance.

Roofing

•	All Life Storage roofing projects use cool roof technologies that reduce energy consumption.

•	In 2022, we completed over 70 cool roofing projects covering over 1.1 million square feet.

Life Storage, Inc. 2023 Proxy Statement

Heating & Cooling

•	All new central air conditioning and heating units are required to be high efficiency models.

•	In 2022, we replaced over 270 HVAC units with high-efficiency models.

Lighting

•	LED lights are used for all new buildings and light fixture replacements.

•	All storage areas are equipped with motion sensors to conserve energy.

•	In 2022, we upgraded more than 33,500 light fixtures to LED.

•

We are undergoing a portfolio-wide effort to upgrade all light fixtures at our wholly-owned facilities to LED. While many of our facilities are already outfitted with high-efficiency bulbs, proactively upgrading all fixtures to LED will result in significant environmental and operational benefits.

Water Consumption

•

Despite the fact that self-storage facilities typically have low rates of water consumption and wastewater production, our Landscaping and Irrigation Policy outlines the steps we take to further minimize the impact of our facilities on biodiversity and water consumption.

•

We proactively seek out opportunities to conserve water at our properties through our Outdoor Water Conservation Program. We selectively implement innovative water conservation strategies that are tailored to address the regulatory environment, regional climate, and irrigation needs of each property. In 2022, we installed 20 smart irrigation systems at facilities across our portfolio and expect this number to increase in 2023.

Waste

•	Life Storage team members at every level must follow our Waste Management Policy, which encourages recycling whenever possible and seeks to reduce our overall waste generation.

Life Storage, Inc. 2023 Proxy Statement

Renewable Energy Program

In 2020, we significantly increased our investment in renewable energy with an ambitious 5-year solar development initiative. As of December 31, 2022, 43 Life Storage wholly owned facilities were equipped with more than 50 solar arrays. As of the end of 2022, our renewable energy program has generated over 23 GWh of energy.

As a result of this initiative, we have set aggressive targets to reduce our energy consumption and increase our renewable energy generation capacity:

•	12.5% reduction (like-for-like) in energy consumption by 2025 from our 2020 baseline

•	7.5 MW capacity increase (absolute) by 2025 from our 2020 baseline

Climate Change

Life Storage understands the importance of monitoring and mitigating climate change-related risks to our business and our assets. In addition to implementing measures across our portfolio to reduce our environmental impact, we have enhanced our efforts to identify and manage the physical and transitional risks associated with climate change. We believe that the recommendations of the Task Force on Climate-related Financial Disclosures (“TCFD”) provide the best framework with which to assess and understand material climate-related business risks and opportunities. As such, we approach climate-related risk management efforts in line with the four core elements identified by TCFD – Governance, Strategy, Risk Management, and Metrics & Targets.

Governance

Ultimate oversight for sustainability and climate-related topics lies with our Board of Directors. Specifically, the Board’s Nominating, Governance and Corporate Responsibility Committee oversees the Company’s strategic ESG priorities, while the Board’s Audit and Risk Management Committee oversees material enterprise-level risks. These committees work in coordination with each other to maintain oversight of climate strategy, as this

Life Storage, Inc. 2023 Proxy Statement

matter falls within the scope of each committee’s responsibilities. At the management level, our climate strategy is dictated primarily by our TCFD Committee. Chaired by our Chief Financial Officer, this committee consists of our Chief Executive Officer, Chief Operating Officer, and other members of leadership whose areas of expertise lend themselves to climate-related strategy and risk management. The TCFD Committee is responsible for designing, implementing, and monitoring our efforts to align our operations with TCFD recommendations. The committee is also charged with conducting climate-related enterprise risk management exercises as part of our overall cadence in risk management.

Sustainable Operations

We make a concerted effort to integrate sustainability into the day-to-day operations of our business as a whole.

•	Our ESG and TCFD Committees meet regularly to discuss environmental sustainability initiatives and climate-related risks and opportunities.

•	In 2021, we implemented an ISO-aligned Environmental Management System to monitor and minimize our environmental impact.

•	Partnership with third-party ESG data manager to improve ESG data reporting quality and scope.

•	In addition to compliance with our Vendor Code of Conduct, evaluation of potential vendors and suppliers considers sustainable practices and product offerings.

•

Extensive, cloud-based 99-point check of all utility bills to identify damaged and underperforming HVAC units, assess the integrity and energy performance of our exterior building shell, and other leaks or energy wastes.

•	Regular assessment of our portfolio’s vulnerability to climate-related risks:

o	As of March 31, 2022, none of our wholly-owned stores are below sea level.

•	Availability of low-impact packing materials.

o	We offer boxes made from ~53% recycled content, certified by the Sustainable Forestry Initiative.

Green Buildings

Life Storage is a silver member of the U.S. Green Building Council (USGBC®).

The Life Storage wholly owned portfolio includes certified-sustainable buildings in Deer Park, NY (USGBC Certified LEED Silver) and Chamblee, GA (Green Globe Certified One Green Globe). We expect to add more green buildings as our mandated improvements affect our portfolio.

Life Storage, Inc. 2023 Proxy Statement

Social Highlights

With approximately 2,500 team members and more than 690,000 customers in hundreds of markets across 37 states and the District of Columbia, treating everyone with dignity and respect is at the core of our business and is essential to our ability to create value for all of our stakeholders.

Our Teammates

We strive to attract and retain the highest quality team members with competitive compensation and benefits, opportunities for personal growth and development, safe working conditions and a culture that emphasizes fair and equitable treatment.

Robust safety, training and professional development programs:

•

All team members have access to comprehensive online training tools and informational resources covering everything from job specific skills to leadership, productivity, team building, and communication skills.

•	Each year, all team members must complete a diversity, equity and inclusion training program that reflects our commitment to a diverse and inclusive work environment.

•	Team members receive formal, bi-annual performance assessments, and participate in goal-setting exercises and feedback sessions.

•

Cross-functional internal Safety Committee responsible for developing policies, procedures and training in order to minimize workplace injuries, stay compliant with federal and state safety regulations, and instill a culture of safety.

•	Rigorous safety training curriculum required for all store team members.

Employee Engagement:

•	We conduct annual, anonymous surveys of all employees to identify and act on areas for improvement and gain insight into the sentiments of our team members.

•	Our most recent comprehensive engagement survey in June 2021 showed a 72% engagement score and a 73% response rate.

•

Following each engagement survey, our Human Resources team identifies and analyzes the most commonly noted areas for improvement, breaks down the results by department, and works with company leaders to develop specific action plans based on the survey results that are executed at the team and company levels.

•	Life Storage was named one of America’s Best Midsize Employers by Forbes magazine in 2022 and 2023.

Life Storage, Inc. 2023 Proxy Statement

Our Social Impact Programs

Life Storage strives to make a positive impact on society by creating a work environment where all of our team members can thrive and by giving back to our communities in meaningful and socially conscious ways.

Diversity, Equity, and Inclusion

Life Storage is committed to fostering a diverse and inclusive work environment in which every employee is treated equally, feels empowered to succeed and is equipped with the tools to do so. The Life Storage Diversity, Equity, and Inclusion (DEI) program is focused on creating and maintaining a diverse and inclusive work environment that exemplifies our company values: teamwork, respect, accountability, integrity, and innovation. Our strategic objectives include: celebrating diversity, promoting inclusion, engaging our team members, ensuring accountability, and improving representation of women, minorities, persons with disabilities and Veterans.

Some of our program highlights from 2022 include:

•

Diversity Training Program: Our diversity training program helps each Life Storage team member understand their role in ensuring that Life Storage remains a great place to work for all. All employees receive quarterly training on relevant diversity-related topics such as unconscious bias, microaggressions, and more.

•

Diversity Awareness: Through our internal and external communications and community engagement program, we ensure we are driving awareness about diversity focused issues, needs and events that are important to both our team members and customers. In addition, we take the opportunity to celebrate the diversity of our employees through employee spotlights, recognition and volunteer events.

•

CEO Action for Diversity & Inclusion: In 2022, we became official signatories of the CEO Action Pledge for Diversity & Inclusion. Participation in the pledge furthers our commitment to creating a supportive work environment for all individuals and allows us to collaborate with other signatories regarding successful best practices.

Life Storage, Inc. 2023 Proxy Statement

Life in Our Communities

At Life Storage, we believe that giving back to our communities will contribute to the betterment of the communities in which we do business and where our employees live. We aim to make meaningful and lasting impacts on our communities through volunteer efforts, charitable giving, and community-centric employee engagement.

Our Focus: Supporting Underserved and Underprivileged Communities

We believe there is no cause more worthy of support than ensuring all members of our communities have access to the basic essentials needed for health, safety, and personal stability. Marginalized populations have disproportionately limited access to these basic essentials. The Life in Our Communities Program is strategically focused on supporting underserved and underprivileged communities to combat this distressing reality as much as possible.

The Life in Our Communities Program formalizes and optimizes our efforts to give back to our communities by focusing on the following strategic objectives:

•	Synchronize Our Efforts: Ensure company-wide alignment of all community engagement efforts.

•	Maintain Strategic Focus: Maximize impact by adhering to the core focus areas of the Life in Our Communities program.

•	Encourage Accountability: Govern and assess the execution and impact of the Life in Our Communities program.

Our Customers

Customer Satisfaction

We have a robust, multi-step process to ensure customer satisfaction:

•	All customers receive satisfaction surveys following initial rental, at three-month follow up, and when they vacate.

•	Customers are encouraged to provide feedback via online survey forms, social media, and in person; all reported issues are filed and investigated if appropriate.

•	Thorough internal mechanisms and store visit reports designed to track store operational performance and deliver feedback and guidance to store teams.

This has resulted in:

•	Newsweek’s “America’s Best Customer Service” award in 2019, 2020, 2021, 2022, and 2023

•	A+ Rating on Better Business Bureau

•	Top-rated storage company on Trust Pilot

•	Customer satisfaction average score of more than 91% in 2022

Life Storage, Inc. 2023 Proxy Statement

Governance Highlights

Our diverse Board of Directors is younger and shorter tenured than average. Our average board tenure is six years with one new Director appointed in the last three years. Our average age is 63 years old with three Directors under 60 years old.

We have a strong governance foundation with good governance practices, including an independent chairperson; annual director elections; majority voting; simple majority voting standard for bylaw amendments; special meeting rights; no poison pill; clawback, anti-hedging, anti-short-sale and anti-pledging provisions; stock ownership requirements for executives and Directors; external and internal pay parity; regular executive sessions of independent Directors; and annual Board and Committee self-evaluations.

We have formalized board oversight for our ESG program as part of our committee responsibilities under the Compensation and Human Capital Committee, Audit and Risk Management Committee, and the Nominating, Governance and Corporate Responsibility Committee.

Life Storage, Inc. 2023 Proxy Statement

OUR PAY

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation and Human Capital Committee of our Board oversees our compensation programs for executive officers and other employees. This Compensation Discussion and Analysis (“CD&A”) explains the Compensation and Human Capital Committee’s compensation philosophy, summarizes our executive compensation program, and describes compensation decisions for Life Storage’s named executive officers (the “Named Executive Officers”) during 2022. All share, per share, and performance-based award amounts in this “Compensation Discussion and Analysis” section, including all tables in this section, have been adjusted to reflect the impact of the three-for-two distribution of common stock announced by the Company on January 4, 2021 and distributed on January 27, 2021 to shareholders of record on January 15, 2021.

Our Named Executive Officers

The Company’s Named Executive Officers for 2022, known as the “NEOs,” are:

Name	Title

Joseph V. Saffire	Chief Executive Officer

Andrew J. Gregoire	Chief Financial Officer and Secretary through January 2, 2023

David P. Dodman	Chief Operating Officer

2023 Leadership Transition

On January 2, 2023, Andrew J. Gregoire retired as Chief Financial Officer of the Company and in connection therewith, the Company and Mr. Gregoire entered into a retirement agreement. The retirement agreement provided that Mr. Gregoire vested in certain restricted shares and shares under previously issued performance awards as of his retirement date. Subsequent to his retirement, Mr. Gregoire has continued to assist the Company as a financial advisor in order to provide for a smooth transition.

The Company appointed Alexander E. Gress as Chief Financial Officer of the Company effective January 2, 2023.

Life Storage, Inc. 2023 Proxy Statement

Fiscal 2022 in Review

Life Storage delivered strong performance. Life Storage achieved total shareholder return (“TSR”) of 101% for the five-year period ending December 31, 2022, which outpaced the Company’s self-storage peers.

2022 5-year TSR

101%

2022 WHOLLY
OWNED / JOINT VENTURE ACQUISITIONS

$1.4 BILLION

CORE FFO/

SHARE

$6.51

CORE FFO PER SHARE

GROWTH

28.4%

2022 SAME STORE REVENUE GROWTH

15.2%

2022 SAME STORE NOI[1]

GROWTH

19.4%

Robust acquisition volume. Life Storage continued to accelerate growth throughout 2022 closing on $1.0 billion in wholly owned acquisitions and over $400 million of joint venture acquisitions. 2022’s robust year of acquisitions also pushed us near the 1,200-store threshold, finishing the year at 1,198 self-storage locations across 37 states and the District of Columbia.

Strong Core Funds from Operations[1] (“FFO”) growth. Life Storage achieved 19.9% core FFO per share growth for 4Q 2022 and 28.4% for full year 2022, leading the peer group both in the quarter and full year.

Compensation program is performance oriented and shareholder aligned. Our CEO received 64% of his 2022 compensation through equity awards, and 48% of his 2022 compensation was performance- conditioned.

Annual incentives paid at 180% of base salary for each Named Executive Officer. We do not set targets for annual incentives as a percentage of base salary; rather, we create opportunities in three areas – absolute core funds from operations, relative core FFO, and personal performance. Management delivered strong performance in each of these three areas in 2022.

Long-term incentives, based on relative TSR, paid at 183% of target. In December 2019, the Company granted performance-based awards to its executive officers. This performance period for these awards ended in December 2022. The Company achieved a performance percentile rank against the identified peer group of 92% during this period which resulted in such awards being paid at 183% of target.

(1)

Net operating income (NOI) and Core FFO per share are non-GAAP measures. Refer to pages 25-26 of our 2022 Annual Report on Form 10-K filed on February 24, 2023, for information regarding NOI, including a reconciliation to GAAP net income. Refer to Appendix A for information regarding Core FFO per share, including a reconciliation to GAAP diluted earnings per share.

Life Storage, Inc. 2023 Proxy Statement

Our Company

Life Storage, Inc. is a fully integrated, self-administered and self-managed REIT that acquires and manages self-storage properties throughout the United States. Headquartered in Buffalo, New York, the Company employs over 2,500 people and operates over 1,150 self-storage facilities encompassing over 88 million square feet in 37 states and the District of Columbia.

As a real estate investment and management company, the Company’s long-term success depends on its ability to acquire, improve, operate, manage and finance self- storage properties in a manner that will enhance shareholder value, market presence, and operational efficiency. Competitive and marketplace pressures require constant improvements to productivity, innovation in providing customer service, and optimal allocation of capital resources. To achieve these goals, it is critical that the Company be able to attract, motivate, and retain highly talented individuals at all levels of the organization with appropriate skill sets who are committed to the Company’s core values of teamwork, respect, accountability, innovation, and integrity.

Fiscal 2022 Financial and Strategic Performance Highlights

Life Storage delivered strong performance in 2022. The Company’s 2022 achievements include:

•	Generated net income attributable to common shareholders of $358.1 million, or $4.22 per fully diluted common share.

•	Achieved core FFO per fully diluted common share of $6.51, a 28.4% increase over the same period in 2021.

•	Increased same store revenue by 15.2% and same store net operating income by 19.4%, year-over-year.

•

Acquired 49 wholly owned stores for $974.0 million and one consolidated joint venture store for $29.0 million of which the Company’s net investment is $24.1 million. Eleven of these stores were added from the Company’s third-party management platform.

•	With our joint venture partners, acquired 25 stores for a total cost of approximately $446.1 million, of which the Company invested $89.3 million.

•

Added 107 stores (73 stores net) to the Company’s third-party management platform; the Company grew its third-party management portfolio 20% in 2022 despite acquiring 11 previously managed stores. Of the 107 stores, 32 were transitioned from our REIT peers.

Life Storage, Inc. 2023 Proxy Statement

Compensation Philosophy

The Company’s compensation philosophy is to provide compensation programs that reward its executive officers for improving operating results and profitability and align management’s interests with those of shareholders. Compensation is designed to reward achievement of short- term goals and motivate the executive officers and other employees to create long-term shareholder value and increase total shareholder return. The Company’s incentive compensation program also promotes growth through selective acquisitions and improvements and enhancements to existing properties, obtaining a low cost of funds, improving operating efficiencies through technical innovation and developing additional revenue contributions through management of properties owned by third parties, and by expanding value-added services to individual and commercial customers.

Our key goal in designing our executive compensation programs is to incentivize decisions and behavior that build long-term shareholder value. The following principles help guide us in designing our pay programs:

Principle	How we achieve this
Pay should be linked to performance

✓  Reward performance that correlates to long-term shareholder value over time by shifting the majority of compensation to long-term incentive awards

✓  Differentiate individual compensation based on current and prospective contributions and demonstrated leadership behaviors

Incentivize behaviors and performance that support our strategic objectives

✓  Short- and long-term incentives tied to the achievement of performance objectives that support progress toward our long-range business objectives

✓  Utilize financial and operational quantitative metrics that are transparent and easily understood

Compensation programs aligns with best governance practices	✓ Encourage initiatives and results consistent with our governing principles, including DEI and ESG ✓ Promote responsible risk taking in line with balance sheet and core value drivers
Compensation opportunities competitive with the market	✓ Reference competitive market compensation information to appropriately compensate executives based on experience, skills and performance.

Components of Compensation

The Compensation and Human Capital Committee believes the Company’s compensation programs provide an effective blend of components necessary to reward the achievement of short-term goals and to create long-term shareholder value. The program includes objective performance metrics based primarily upon FFO, one of the key drivers in the real estate investment trust industry, long-term incentives through the use of restricted shares with reasonably long vesting periods, long-term performance-based awards, and

Life Storage, Inc. 2023 Proxy Statement

an individual performance element which provides the Compensation and Human Capital Committee with flexibility to meet changing needs and demands while accounting for cyclicality in the Company’s core business. In addition to rewarding current returns, the programs incentivize long-term growth, emphasizing a strong balance sheet and investment grade credit ratings. The Compensation and Human Capital Committee adjusts the compensation policies from time to time to meet changing conditions. Over the last several years, the Company’s compensation programs for the NEOs have been modified to more directly reflect pay for performance. Two-thirds of the potential annual incentive bonus for the NEOs is based upon targeted FFO per share and comparative FFO, and one-third of such bonus is based on individual performance factors. The bonus is subject to a clawback in certain cases. Also, long- term incentive compensation grants are made in a manner that directly links executive payouts with relative TSR.

Our compensation program consists of three basic elements: base salary, annual cash incentive (bonus), and long-term incentive awards as summarized below:

Compensation Element (CEO/Other NEOs Allocation at Target)	Structure/Attributes

Base Salary (13% CEO / 22% Other NEOs) Provides a competitively benchmarked fixed level of compensation	• Competitively benchmarked
• Increases consider individual and Company’s performance
Annual Cash Incentive (23% CEO / 40% Other NEOs) Based on absolute and relative funds from operations and individual performance evaluation	• Based on corporate and individual performance results, comprised of:
• 1/3 based on Funds from Operations
• 1/3 based on Relative Funds from Operations
• 1/3 based on Individual Performance Evaluation
• Payouts are capped at 180% of base salary
Long-Term Incentives (64% CEO / 38% Other NEOs) Designed to align with shareholder value creation and to support retention	• Delivered in a 50/50 mix of performance awards and time-based restricted shares
• Performance awards vest over a three- year performance period based on achievement of relative TSR goals
• Time-based restricted shares vest in annual equal installments over a five- year vesting period

Note that the chart above excludes the compensation of Mr. Gregoire who did not receive any long-term incentive awards in 2022 as a result of the announcement of his planned retirement from the Company.

Life Storage, Inc. 2023 Proxy Statement

Independent Pay Governance

Role of the Compensation and Human Capital Committee

The Compensation and Human Capital Committee has oversight responsibility over the Company’s executive compensation programs, determines compensation of the executive officers on an annual basis, and provides guidance regarding the Company’s overall executive compensation programs.

The Compensation and Human Capital Committee uses a consistent approach to determine the compensation of each NEO. Despite their different roles, the Compensation and Human Capital Committee considers the NEOs to be a team with complementary skill sets and expects them to work together to achieve Company objectives. Accordingly, the Company uses the same suite of compensation components for each of the NEOs in order to maintain executive alignment amongst the executive team. In making decisions on the individual compensation for each officer, the Compensation and Human Capital Committee also considers, among other items, specific job responsibility, title, performance and contributions made to the Company, competitive conditions and relationship of compensation to other officers. Overall, the executive compensation approach reflects the Compensation and Human Capital Committee’s team approach and reflects the Compensation and Human Capital Committee’s desire to have the NEOs work together to achieve common goals.

Role of the Independent Compensation Consultant

Under its charter, the Compensation and Human Capital Committee has the authority, in its sole discretion, to retain or obtain the advice of a compensation consultant. Such committee determined to retain NFP as its independent compensation consultant in 2022. The Compensation and Human Capital Committee did not engage any other consultants to provide executive compensation consulting services on its behalf during the 2022 fiscal year.

NFP assists the Compensation and Human Capital Committee in developing a competitive total compensation program that is consistent with our philosophy of goal-oriented pay for performance and that allows us to attract, retain and motivate talented executives. For 2022, NFP’s services included providing an annual analysis of the compensation of our officers and directors and their counterparts at peer companies. The analysis compares each element of compensation and total direct compensation awarded by Life Storage and by our peers to our respective executive officers and directors. In addition, for 2022, NFP helped the Compensation and Human Capital Committee consider the allocation between annual incentive pay and long- term equity-based compensation and between the types of long-term equity-based incentive awards. NFP reports exclusively to the Compensation and Human Capital Committee. The Compensation and Human Capital Committee reviews NFP’s independence on an annual basis. In 2022, as in previous years, the Compensation and Human Capital Committee determined that there were no conflicts of interest involving NFP as a result of any current, historical, or pending engagement. Specifically, the Compensation and Human Capital Committee determined that NFP was an independent adviser based on the following considerations:

•	NFP supplies no services to Life Storage other than those as advisor to the Compensation and Human Capital Committee.

Life Storage, Inc. 2023 Proxy Statement

•

NFP has implemented a stock trading policy to prevent its consultants from trading client stock inside of client black-out trading periods. Additionally, if any consultants purchase Life Storage stock, the owners of NFP must be notified as well as Life Storage.

•

Neither NFP nor its representatives to Life Storage maintains any business or personal relationship with any Life Storage executive officer or Compensation and Human Capital Committee member that would adversely impact NFP’s independence or that would create any conflict of interest.

•	Neither NFP nor its representatives to Life Storage (including their immediate family members) owns any Life Storage stock.

•	Life Storage’s fees to NFP in 2022 amounted to less than 1% of NFP’s total 2022 annual revenue.

The Compensation and Human Capital Committee continues to monitor the independence of its compensation consultant on a periodic basis.

2022 Say-on-Pay Vote

At the Company’s 2022 Annual Meeting, the Company held a non-binding Shareholder advisory vote on executive compensation (“say-on-pay”). The Company’s Shareholders approved the compensation of the Company’s executive officers with approximately 94% of voted shares cast in favor of the say-on-pay resolution. As part of its executive compensation discussions, the Compensation and Human Capital Committee has reviewed the results of the 2022 say-on-pay vote and considered it to be supportive of the Company’s compensation practices. In light of such strong Shareholder support and recent modifications the Compensation and Human Capital Committee made in compensation programs to directly reflect pay for performance, the Compensation and Human Capital Committee determined that fundamental changes in the Company’s compensation policies were not necessary in 2022. The Company has held an advisory vote on executive compensation every year since 2011. At the Company’s 2017 Annual Meeting, the Company’s Shareholders expressed a preference that advisory votes on executive compensation continue to occur every year. Consistent with this preference, the Board of Directors has determined to continue the practice of having such an advisory vote every year. The Board has recommended that such practice continue as set forth in the proposal on the frequency of shareholder votes in this proxy statement. The Company does not plan to time, and has not timed, its release of material non-public information for the purpose of affecting the value of executive compensation.

Process for Determining Executive Compensation

The Compensation and Human Capital Committee generally reviews and makes its decisions regarding the annual compensation of our NEOs at its regular meetings. These decisions include determining annual incentive plan award payouts for the prior year’s performance and adjustments to base salary, establishing incentive opportunities and applicable performance objectives for the current year’s annual incentive plan awards and granting long-term equity-based incentive awards for the current year. The Compensation and Human Capital Committee also adjusts compensation as necessary at other times during the year, such as in the case of promotions, other changes in employment status,

Life Storage, Inc. 2023 Proxy Statement

significant corporate events, or for competitive purposes. The Compensation and Human Capital Committee assesses each NEO’s impact during the year and overall value to Life Storage, specifically considering:

•	The NEO’s leadership skills;

•	Recommendations from our CEO (discussed in the following paragraphs) and the independent compensation consultant;

•	Impact on strategic initiatives;

•	Performance in the NEO’s primary area of responsibility;

•	The NEO’s role and trajectory in succession planning and development; and

•	Other intangible qualities that contribute to corporate and individual success.

Annually, our CEO provides the Compensation and Human Capital Committee with an evaluation of his own performance that is based, in large part, upon the Company’s performance, as well as his broad leadership roles as CEO and our lead representative to the investment community. The Compensation and Human Capital Committee evaluates our CEO on these and other criteria, and his total compensation package is determined entirely by the Compensation and Human Capital Committee, based on its evaluation and input from the compensation consultant, and reflects his performance, Life Storage’s performance and competitive industry practices. Each year, our CEO evaluates each of the other NEOs and makes compensation recommendations to the Compensation and Human Capital Committee. In developing his recommendations, the CEO considers input from internal compensation experts, as well as performance against the Company’s performance metrics and each NEO’s performance against his or her individualized goals. The compensation consultant reviews and provides comments to the Compensation and Human Capital Committee on our CEO’s recommendations.

Life Storage, Inc. 2023 Proxy Statement

2022 Compensation Peer Group

The Compensation and Human Capital Committee refers to data regarding compensation awarded to similarly situated officers by companies in the Compensation Peer Group (as defined below) to ensure that our NEOs’ base salaries, target annual incentive award opportunities and equity grants are competitive and reasonably aligned to the external market. This Peer Group is intended to reflect North American based REITs that compete with Life Storage for executive talent and have comparable activity/scope of operations (the “Compensation Peer Group”). This group was developed taking into consideration metrics including revenue, market capitalization, enterprise value, investment strategy, earnings before interest, taxes, depreciation and amortization (“EBITDA”), comparability of asset portfolio, optical perspectives and the availability of compensation data. The composition of the Compensation Peer Group is reviewed annually to ensure competitive alignment and comparability. For 2022, in order for Life Storage to rank at or close to the median of the Compensation Peer Group with respect to the key metrics of revenue, market capitalization and enterprise value, the Compensation and Human Capital Committee, in consultation with its independent compensation consultant, made adjustments to the 2021 Compensation Peer Group is as follows:

Company	2021 Peer Group	2022 Peer Group
American Campus Communities, Inc.		●
Brandywine Realty Trust	●	●
Camden Property Trust	●	●
Cousins Properties Incorporated	●	●
CubeSmart	●	●
CyrusOne Inc.		●
EastGroup Properties, Inc.	●	●
Extra Space Storage Inc.	●	●
Highwoods Properties, Inc.		●
Lexington Realty Trust	●
National Storage Affiliates Trust	●	●
PS Business Parks, Inc.	●
STAG Industrial, Inc.	●	●

In December 2022, the Compensation and Human Capital Committee, with the assistance of its independent compensation consultant, approved the peer group for fiscal 2023. Two companies, American Campus Communities, Inc. and CyrusOne Inc., were removed due to acquisition. Two companies, Kilroy Realty Corporation and UDR, Inc., were added due to financial similarity.

Life Storage, Inc. 2023 Proxy Statement

2022 Compensation Components

Our executive compensation program consists of three main components: base salary, annual cash incentive (bonus), and long-term incentive awards which include both time- based and performance-based equity awards. The Compensation and Human Capital Committee has also adopted guidelines for the structure and administration of these programs. Below are the components of our compensation program along with the relative weight of each component for our CEO:

Base Salary

The Compensation and Human Capital Committee annually reviews executive officer base salary levels, typically at the beginning of the year, with a goal of providing competitive, fixed cash compensation. The Compensation and Human Capital Committee generally seeks to maintain executive base salaries near the median level of salaries for comparable positions in the Compensation Peer Group (as defined below). Due to Life Storage’s continuing strong operating results, the comparison to external and internal pay levels, expected increases in base pay of executives at the Compensation Peer Group companies and the rate of pay increases for our non-executive officers, the 2021 and 2022 base salaries for our NEOs serving as of December 31, 2022 were as follows:

Name	2021 Base Salary		2022 Base Salary	Difference	% Difference

Joseph V. Saffire	$680,000		$740,000	$60,000	8.8%

Andrew J. Gregoire	$450,000		$465,750	$15,750	3.5%

David P. Dodman	$258,750	(1)	$350,000	$91,250	35.3%

(1)	Mr. Dodman’s 2021 base salary reflects his salary as the Company’s Senior Vice President, Strategic Planning and Investor Relations.

Annual Incentive Award

For 2022, our NEOs were eligible to earn annual incentive awards under Life Storage’s Annual Incentive Compensation Plan (the “Plan”). These annual awards are primarily based upon the level of achievement across a defined set of Company performance

Life Storage, Inc. 2023 Proxy Statement

measures aligned with shareholder value creation and advancement of strategic goals, with a portion of individual awards modified based on the NEO’s individual performance.

Under the Plan, the NEOs are entitled to annual bonuses based upon certain performance metrics set by the Compensation and Human Capital Committee. The three performance metrics under the Plan are based upon the following:

1/3 FFO Award Percentage	+	1/3 Relative FFO Increase	+	1/3 Individual Performance	=	Annual Incentive Opportunity

FFO is computed in accordance with the National Association of Real Estate Investment Trusts guidelines and is used by industry analysts and investors as a supplemental operating performance measure of an equity REIT. FFO excludes historical cost depreciation, among other items, from net income determined in accordance with generally accepted accounting principles, or GAAP. The most comparable GAAP measure is net income. Under the Plan, the Compensation and Human Capital Committee may make adjustments to FFO to eliminate the impact of unusual and unforeseen factors.

For an explanation of how the Company calculates FFO, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Securities Exchange Commission (“SEC”).

FFO Award Percentage

The first metric pursuant to the Plan allows each NEO to earn a bonus of up to 60% of base salary based upon the FFO per share for the Company for the bonus year compared to the FFO Target for the Company for such year. The FFO Target for a bonus year is the midpoint of the FFO per share range initially publicly announced by the Company as its earnings guidance for such year. No bonus is earned unless at least 97.5% of the FFO Target is achieved and, in order for the maximum bonus to be earned, 102.5% of the FFO Target must be achieved. The award percentage for each level of FFO per share is as follows:

Company’s FFO per Share	Award Percentage
Less than 97.5% of FFO Target	0%
97.5% or more but less than 98.75% of FFO Target	15%
98.75% or more but less than 100% of FFO Target	30%
100% of FFO Target	40%
More than 100% but less than 101.125% of FFO Target	45%
101.125% or more but less than 102.5% of FFO Target	50%
102.5% or more of FFO Target	60%

The FFO Target established at the beginning of 2022 was $5.98 per share. Actual achievement was 108.9% of target, yielding a payout on this award of 60% of each NEO’s respective base salary.

Life Storage, Inc. 2023 Proxy Statement

Peer Companies Award Percentage (Relative FFO Increase)

The second metric pursuant to the Plan allows each NEO to earn a bonus of up to 60% of base salary based upon the percentage increase of FFO per share for the Company for the 12-months ending September 30 of the current year over the FFO per share for the Company for the same period of the previous year as compared with that of certain most closely related publicly traded competitors (Public Storage, Extra Space Storage Inc., and CubeSmart). Under this metric, the following award percentages are earned based on the number of peer companies’ FFO Growth per share exceeded by the Company:

Number of Peer Companies’ FFO Growth per Share Exceeded by the Company	Award Percentage
Zero	0%
One	20%
Two	40%
Three	60%

In 2022, our FFO Growth per Share exceeded three of our peers’ FFO Growth per Share; therefore, each NEO received a payout on this award of 60% of each NEO’s respective base salary.

Individual Performance Award Percentage

The third metric pursuant to the Plan allows each NEO to earn a bonus of up to 60% of base salary based upon the Compensation and Human Capital Committee’s review of the participant’s overall performance for the year based upon factors determined by the Compensation and Human Capital Committee in its discretion. These factors, which are not subject to pre-determined targets or measures, include considerations based upon the participant’s performance related to improvements in same store revenues, expenses and net operating income; results of expansions and enhancements; marketing innovations; monitoring and improving enterprise risk management and legal compliance programs; the use of funds from property dispositions; maintenance of cost control programs; financing growth including joint venture initiatives and improvements to short- and long-term debt structures; succession planning; results related to acquisition and disposition of properties; achievement of human capital and ESG objectives; and such other matters as the Compensation and Human Capital Committee deems appropriate.

For 2022, the Compensation and Human Capital Committee evaluated and assessed each NEO’s performance during the year against the following strategic initiatives:

•

Continue to expand our footprint by adding stores and square footage to our portfolio in key markets through wholly owned acquisitions, expansion of our third- party management platform and strategic joint venture relationships.

•	Leverage the use of technology and data to continue to optimize our operating model, drive enhanced operational efficiencies and support informed business decisions.

•	Continue to invest in talent and culture by providing an excellent employee experience that allows us to attract and retain a best-in-class workforce consistent with our ESG initiatives.

Life Storage, Inc. 2023 Proxy Statement

•	Maintain keen focus on investor survey performance and expanded ESG governance resulting in multiple ESG/social-related awards.

•	Utilize balance sheet strength to strategically deploy capital and support profitable growth.

For 2022, the Compensation and Human Capital Committee awarded a bonus of 60% of base salary under this metric to each NEO. This award was based on a number of factors and accomplishments, including wholly owned and joint venture acquisitions completed by the Company in 2022, the expansion of the Company’s third-party management business in 2022, the increases in same store sales and net operating income, and progress on our ESG initiatives.

2022 Compensation Program Outcomes

For 2022, Mr. Saffire received a cash bonus of $1,332,000, Mr. Gregoire received a cash bonus of $838,350, and Mr. Dodman received a cash bonus of $630,000. Such bonuses are comprised of:

•

Each of Messrs. Saffire, Gregoire and Dodman were paid a bonus equal to 60% of their base salaries with respect to the FFO metric based upon the Company’s actual core FFO per share of $6.51 in 2022 compared to the FFO Target established in February 2022.

•

The Company’s FFO growth per share from 2021 to 2022 as defined by the Plan was approximately 32.0% which exceeded the FFO growth per share of all three of the Peer Companies as defined in the Plan. Accordingly, the NEOs were each paid a bonus of 60% of their respective base salaries.

•

Based on performance against the Board’s goals for the NEOs, the Compensation and Human Capital Committee awarded Messrs. Saffire, Gregoire and Dodman a bonus of 60% of their respective base salaries for reasons further discussed above.

The following table shows the annual incentive bonus, including the respective formulaic and individual components, paid to each NEO serving as of December 31, 2022:

Name	Base Salary	Formulaic Component	Individual Component	Total Cash Compensation

Joseph V. Saffire	$740,000	$888,000	$444,000	$2,072,000

Andrew J. Gregoire	$465,750	$558,900	$279,450	$1,304,100

David P. Dodman	$350,000	$420,000	$210,000	$980,000

Long-Term Incentive Award

Each year, we grant our NEOs long-term equity-based incentive awards. The Compensation and Human Capital Committee determines the amount of these awards, as well as the mix of time- and performance-based awards. When considering the total long- term equity-based incentive award amount granted to each NEO, the Compensation and

Life Storage, Inc. 2023 Proxy Statement

Human Capital Committee generally reviews the comparison to the Compensation Peer Group, the relative value of each compensation element, the expense of such awards, and the impact on dilution. The Compensation and Human Capital Committee intends that long-term equity-based incentive award amounts approximate the median total direct compensation of the 2022 Compensation Peer Group if Life Storage’s performance falls at the median of its peers, with the ability to achieve above-median pay for superior performance.

Accordingly, for 2022, the Compensation and Human Capital Committee evaluated competitive compensation data, Life Storage’s recent performance, and the role of each NEO in achieving Company objectives for long-term equity-based incentive award amounts for the other NEOs. Based on its evaluations and considering the market 50th percentile, the Compensation and Human Capital Committee approved the following time- based restricted stock and performance-based awards for the NEOs serving as of December 31, 2022:

Name	Restricted Stock #	Target Performance- Based #	Annual Award Value Approved

Joseph V. Saffire	16,746	16,746	$3,645,433

David P. Dodman	2,791	2,791	$607,606

Mr. Gregoire was not granted any restricted stock or performance-based awards in 2022 due to his retirement effective January 2, 2023.

The following illustrates Life Storage’s 2022 long-term incentive award structure:

Award Type	Weighting	Purpose	Key Features

Performance Awards		• Incentivize long-term performance and continued employment • Aligns pay with shareholder value creation • Relative TSR reflects all elements of a company’s performance

•  Actual number of performance awards is earned based on our relative TSR compared to our “Performance Peer Group”

•  Awards cliff-vest at the end of the 3-year performance period

•  The number of earned shares may range from 0% to 200% of target

Time-based Restricted Stock Awards		• Incentivize retention • Align interests of our executives with those of our shareholders	• 5-year ratable vesting to promote long-term retention

Life Storage, Inc. 2023 Proxy Statement

Performance Peer Group

For the 2022 awards, the Performance Peer Group changed slightly from the 2021 awards at the advice of NFP. American Campus Communities, Inc. and CyrusOne Inc. are no longer included in the Performance Peer Group while Kilroy Realty Corporation and UDR, Inc. were added to the Performance Peer Group. The 2022 Performance Peer Group includes Life Storage and the following companies:

Brandywine Realty Trust	EastGroup Properties, Inc.	National Storage Affiliates Trust

Camden Property Trust	Extra Space Storage Inc.	STAG Industrial, Inc.

Cousins Properties Incorporated	Highwoods Properties, Inc.	UDR, Inc.

Cube Smart	Kilroy Realty Corporation

The 2022 performance-based awards will be determined based on the TSR of each company in the 2022 Performance Peer Group as outlined above for the performance period beginning December 15, 2022, and ending December 14, 2025, with a single award opportunity at the end of the performance period. Specifically, payment of awards will be made in shares of Life Storage stock based on Life Storage’s relative TSR rank for the performance period ending December 14, 2025, as follows:

Payout Level	Performance Percentile Rank	Payout Factor

Maximum	100%	200%

	91%	183%

	83%	166%

	75%	150%

	66%	133%

	58%	116%

Target	50%	100%

	41%	75%

	33%	50%

Threshold	25%	25%

	<25%	0%

Life Storage, Inc. 2023 Proxy Statement

Outcome of 2019 Long-term Performance Awards

In February 2023, the Compensation and Human Capital Committee determined the outcome of the long-term performance-based awards made to the NEOs on December 19, 2019 under the Company’s 2015 Award and Option Plan. These awards had a measurement period beginning on December 20, 2019 and ending on December 19, 2022, utilizing relative TSR as the performance criterion. Based on Life Storage’s performance rank of 92nd percentile relative to the performance peer group described in the awards, Life Storage earned a performance factor of 183%. As such, Mr. Saffire received 32,479 shares of the Company’s stock and Mr. Gregoire received 11,043 shares of the Company’s stock as a result of these awards. The following table illustrates Life Storage’s relative ranking and performance payout for the December 2019 long-term performance-based awards:

Named Executive Officer	2019 Target Performance Shares	Payout Factor	Total Performance Shares Earned
Joseph V. Saffire	17,748	183%	32,479
Andrew J. Gregoire	6,035	183%	11,043

2023 Compensation Components

Base Salary

The Compensation and Human Capital Committee, with advice from NFP, determined that individualized merit-based increases to the base salary rates for 2023 of our Executive Officers as of January 1, 2023 were warranted. In determining the amount of the base salary increases for 2023, the Compensation and Human Capital Committee considered the current 2023 organizational outlook, the relative nature of internal and external pay levels, and expected increases in base pay of executives within the 2022 Compensation Peer Group companies in order to determine 2023 levels. The following outlines the approved base salary levels for Life Storage’s Executive Officers for 2023:

Name	2022 Base Salary	2023 Base Salary	Difference	% Difference
Joseph V. Saffire	$740,000	$775,000	$35,000	4.7%
Alexander E. Gress(1)	$250,000	$375,000	$125,000	50.0%
David P. Dodman	$350,000	$400,000	$50,000	14.3%

(1)	Mr. Gress’s 2022 base salary reflects his salary as the Company’s Vice President, Finance, Corporate Planning and Investor Relations.

Life Storage, Inc. 2023 Proxy Statement

Executive Compensation Policies and Practices

What We Do:

✓ Alignment with Shareholders. Long-term incentive awards vest over periods of several years to reward sustained Company performance over time.

✓   Mix of Awards. Our executive compensation program contains both cash and equity components and is weighted heavily toward long-term equity-based incentives, with a mix of these incentives among performance-based stock awards and restricted stock or restricted stock awards.

✓ Share Ownership Guidelines. Our NEOs must hold equity of a value equivalent to five times their respective base salaries.

✓   Clawbacks. If we restate our financial statements, other than as a result of changes to accounting rules or regulations, we may recover incentive compensation that was paid or granted in the three-year period prior to the restatement, regardless of whether misconduct caused the restatement. In addition, if an officer commits a significant legal or compliance violation, including the Company’s Code of ethics, we may seek recovery of incentive compensation awarded for the performance period in which the violation occurred. The policy covers executive officers subject to Section 16 of the Securities Exchange Act of 1934.

✓ Double-Trigger Severance. Cash severance in connection with a change in control is paid only if an actual or constructive termination of employment also occurs.

✓ Annual Risk Assessments. The Compensation Committee analyzes risk in setting executive compensation each year.

✓ Peer Group Comparison. With the help of independent compensation consultants, we annually analyze executive compensation relative to peer companies and published survey data for peer companies.

✓ Decisions by Independent Compensation Committee. Executive compensation is determined by committee of the Board comprised solely of independent directors.

✓ Independent Compensation Consultant. The Compensation Committee retains its own independent consultant to advise on compensation matters.
What We Do Not Do:

× No Automatic Base Salary Increases. Our NEOs’ base salaries are reviewed annually and the decisions are based on market data provided by our independent compensation consultants.

× No Hedging and Pledging Company Stock. Our policies prohibit the pledging and hedging of our stock by our executives and directors.

× No Repricing of Stock Options. We do not permit the repricing of stock options without shareholder approval.

Life Storage, Inc. 2023 Proxy Statement

Policies and Practices Related to Risk Management

The Compensation and Human Capital Committee has discussed and analyzed the concept of risk as it relates to our compensation programs and believes that our compensation programs do not encourage excessive and unnecessary risk-taking. The Compensation and Human Capital Committee, with the assistance of NFP, arrived at this conclusion for the following reasons:

•

Although the majority of the compensation provided to our executives is variable and linked to performance, we believe an appropriate portion of their total compensation is fixed. The fixed (salary) portion provides a steady income regardless of Life Storage’s stock performance and allows executives to focus on our business without an excessive emphasis on our stock price performance.

•

Our annual incentive plan awards are determined based on Company and individual performance measures, both operational and strategic, which mitigates excessive risk-taking that could produce unsustainable gains in one area of performance at the expense of our overall long-term interests. The Company goals are designed to ensure a proper balance between stock performance, operational measures and strategic goals. In addition, the Compensation and Human Capital Committee sets performance goals that it believes are reasonable in light of our past performance, then-current business projections, and market conditions. Moreover, our annual incentive plan awards are subject to maximum payout caps that limit the amount an executive may earn for certain of the operational measures.

•

A portion of our long-term equity-based incentive awards consists of time-based restricted stock awards, which vest over five years and retain value even in a depressed market, so executives are less likely to take unreasonable risks. Another portion (50% of the total award value in the case of our NEOs for 2022) consists of performance-based awards that measure our TSR over a specified period relative to the TSR performance of certain peer companies over the same period, which encourages a longer-term focus.

•	Our stock ownership guidelines reduce the likelihood of unnecessary risk-taking because our executive officers are required to own a meaningful amount of Life Storage stock.

In light of the above, the Compensation and Human Capital Committee believes the various elements of our executive compensation programs sufficiently motivate our executives to act in the interests of Life Storage’s sustained long-term growth and performance.

Stock Ownership Guidelines

The Compensation and Human Capital Committee believes that meaningful stock ownership by our officers is important in aligning management’s interests with the interests of our Shareholders. We have implemented stock ownership guidelines that require NEOs to maintain consistent ownership of Life Storage stock based on five times the executive’s annual base salary. New executive officers have five years to meet this goal. Each NEO as of December 31, 2022, has met these guidelines and/or is within the five year period provided to meet these guidelines.

Life Storage, Inc. 2023 Proxy Statement

Benefits and Perquisites

In addition to the components of total direct compensation described above, our executive compensation program includes other elements of compensation that are designed primarily to attract, motivate and retain executives critical to our long-term success and to provide a competitive compensation structure.

Clawbacks to Recoup Compensation

We have a Policy Regarding the Recoupment of Certain Compensation Payments that covers all executive officers that are subject to Section 16 of the Securities Exchange Act of 1934, as amended. If we restate our financial statements, other than as a result of changes to accounting rules or regulations, we may recover incentive compensation that was paid or granted in the three-year period prior to the restatement, regardless of whether misconduct caused the restatement.

In April 2022, the Board of Directors amended the policy by unanimous consent to add that the Company may recover some or all of the incentive compensation awarded if an executive officer commits a material legal or compliance violation, including a violation of the Company’s Code of Ethics, for the performance period in which the violation occurred. In determining whether to seek recovery for legal and compliance violations, the Compensation and Human Capital Committee may take into account any factors it deems relevant and how much incentive compensation to recoup, e.g., the seriousness of the compliance violation, whether the officer was unjustly enriched, and/or whether seeking recovery would prejudice the Company’s interests in any way. The Company will timely revise its policy as may be required to comply with the NYSE final listing standards adopted in accordance with the October 2022 SEC clawback rules.

Severance Benefits

The Company has entered into employment agreements with each of the NEOs with severance benefits. A description of the terms of the agreements can be found under the heading “Employment Agreements” within this Proxy Statement. In entering into these agreements, the Compensation and Human Capital Committee desired to assure that the Company would have the continued dedication of the NEOs, notwithstanding the possibility of a change in control, and to retain such NEOs in its employ. The Compensation and Human Capital Committee believes that, should the possibility of a change in control arise, the Company should be able to receive and rely upon the NEOs’ advice as to the best interests of the Company and without the concern that such NEO might be distracted by the personal uncertainties and risks created by a potential change in control. The actual benefits and payments to be made to the NEO, as set forth in the employment agreements, were determined based on the Compensation and Human Capital Committee’s business judgment, advice received by the Compensation and Human Capital Committee from its compensation consultant, and negotiations with each officer at the time of entering into the agreements.

Life Storage, Inc. 2023 Proxy Statement

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Joseph V. Saffire	2022	$740,000	-	$3,645,433	$1,332,000	$5,033	$5,722,466
Chief Executive Officer	2021	$680,000	-	$3,395,906	$1,088,000	$4,785	$5,168,691
	2020	$600,000	-	$2,877,751	$960,000	$4,703	$4,442,454

Andrew J. Gregoire	2022	$465,750	-	-	$838,350	$5,033	$1,309,133
Chief Financial Officer and Secretary	2021	$450,000	-	$1,044,858	$720,000	$4,785	$2,219,643
	2020	$435,000	-	$893,079	$696,000	$4,703	$2,028,782

David P. Dodman (4)	2022	$350,000	-	$607,606	$630,000	$5,033	$1,592,639
Chief Operating Officer

(1)

The amounts disclosed in the “Stock Awards” column represent the aggregate grant date fair value of all shares or awards granted to the named executive officers for the applicable fiscal year, calculated in accordance with FASB ASC Topic 718.

The amounts shown in this column for 2022 relate to (i) a long-term incentive award of 16,746 restricted shares awarded to Mr. Saffire and a long-term incentive award of 2,791 restricted shares awarded to Mr. Dodman on December 14, 2022, and (ii) the target award of 16,746 performance-based awards issued to Mr. Saffire and the target award of 2,791 performance-based awards issued to Mr. Dodman on December 14, 2022. Mr. Gregoire did not receive any restricted shares or performance-based awards in 2022 as a result of his retirement from the Company effective January 2, 2023.

The amounts shown in this column for 2021 relate to (i) a long-term incentive award of 11,236 restricted shares awarded to Mr. Saffire and a long-term incentive award of 3,457 restricted shares awarded to Mr. Gregoire and (ii) the target award of 11,236 performance-based awards issued to Mr. Saffire and the target award of 3,457 performance-based awards issued to Mr. Gregoire.

The amounts shown in this column for 2020 relate to (i) a long-term incentive award of 18,305 restricted shares awarded to Mr. Saffire and a long-term incentive award of 5,681 restricted shares awarded to Mr. Gregoire on December 18, 2020 and (ii) the target award of 18,305 performance-based awards issued to Mr. Saffire and the target award of 5,681 performance-based awards issued to Mr. Gregoire on December 18, 2020.

For more information on these awards, see “Compensation Discussion and Analysis-2022 Compensation Components” and the “Grants of Plan-Based Awards for 2022” table below. The assumptions used to compute the grant date fair value

Life Storage, Inc. 2023 Proxy Statement

of these awards for each named executive officer are set forth in Notes 2 and 9 to our 2022 consolidated financial statements contained in our 2022 Annual Report. The value of the performance-based awards to each of the executive officers at the grant date assuming that the highest level of performance will be achieved is as follows: Mr. Saffire—$3,700,866, Mr. Dodman—$616,811. The value of the performance-based awards issued in 2021 to each of the executive officers at the grant date assuming that the highest level of performance will be achieved is as follows: Mr. Saffire—$3,541,812, Mr. Gregoire—$1,089,716. The value of the performance-based awards issued in 2020 to each of the executive officers at the grant date assuming that the highest level of performance will be achieved is as follows: Mr. Saffire—$2,855,502, Mr. Gregoire—$886,158. The value of the performance-based awards is dependent on the Company’s performance over a three-year period.

(2)

The amounts disclosed in the “Non-Equity Incentive Plan Compensation” for 2022 represent cash payments for 2022 performance made in March 2023 to the named executive officers serving as of December 31, 2022 under the Company’s annual incentive compensation plan. The amounts disclosed in the “Non-Equity Incentive Plan Compensation” for 2021 represent cash payments for 2021 performance made in March 2022 to the named executive officers serving as of December 31, 2021 under the Company’s annual incentive compensation plan. The amounts disclosed in the “Non-Equity Incentive Plan Compensation” for 2020 represent cash payments for 2020 performance made in March 2021 to the named executive officers serving as of December 31, 2020 under the Company’s annual incentive compensation plan. For more information on these 2022, 2021 and 2020 awards, see “Compensation Discussion and Analysis-2021 Components of Executive Compensation.”

(3)	“All Other Compensation” represents matching 401(k) contributions made by the Company to the Messrs. Saffire, Gregoire and Dodman.

(4)

On January 1, 2022, Mr. Dodman succeeded Mr. Ed Killeen as Chief Operating Officer upon Mr. Killeen’s retirement. Prior to his appointment as Chief Operating Officer, Mr. Dodman served as the Company’s Senior Vice President, Strategic Planning and Investor Relations.

Life Storage, Inc. 2023 Proxy Statement

Grant of Plan-Based Awards for 2022

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Awards: Units (#) (2)	Grant Date Fair Value of Stock and Option Awards ($) (5)
		Threshold ($)	Target ($)	Maximum ($)(1)	Threshold (#)	Target (#)	Maximum (#)
Joseph V. Saffire	12/14/22	-	-	-	-	-	-	16,746 (3)	$1,795,000
	12/14/22 (4)	-	-	-	4,187	16,746	33,492	-	$1,850,433
	N/A	-	-	$1,332,000	-	-	-	-	-
Andrew J. Gregoire	N/A	-	-	$838,350	-	-	-	-	-
David P. Dodman	12/14/22	-	-	-	-	-	-	2,791 (3)	$299,200
	12/14/22 (4)	-	-	-	698	2,791	5,582	-	$308,406
	N/A	-	-	$630,000	-	-	-	-	-

(1)

This is not necessarily the amount earned but is the maximum amount that could have been earned under the Annual Incentive Compensation Plan based upon 2022 performance. The Plan includes no threshold or target awards. For more information on these awards, see “Compensation Discussion and Analysis-2022 Components of Executive Compensation.” The Company paid the actual bonus earned in cash. See Non-Equity Incentive Plan Compensation in the Summary Compensation Table.

(2)	Holders of restricted shares are entitled to the same dividend and voting rights as are holders of the Company’s Common Stock.

(3)	Restricted shares issued in December 2022, with 20% of such shares vesting each year over a five-year period. Such shares were issued under the 2015 Award and Option Plan.

(4)

Performance-based awards issued in December 2022. The performance-based awards are earned based upon the Company’s relative total shareholder return over a three-year period as compared to a defined peer group. No shares will be earned if threshold performance is not achieved. Provided threshold performance is achieved, an applicable percentage of the shares between 25% and 200% will be earned, with 25% of the shares earned if threshold performance is achieved, 100% earned if target performance is achieved and 200% earned if maximum performance is achieved. Such awards were made under the 2015 Award and Option Plan.

(5)	Amount represents full grant date fair value of awards granted in 2022 computed in accordance with FASB ASC Topic 718.

Life Storage, Inc. 2023 Proxy Statement

Outstanding Equity Awards at December 31, 2022

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)
Joseph V. Saffire	7,101	$699,449	(3)	-	-
	-	-	(4)	35,496	$3,496,356
	-	-	(5)	36,609	$3,605,987
	10,984	$1,081,924	(6)	-	-
	-	-	(7)	22,472	$2,213,492
	8,989	$885,397	(8)	-	-
	-	-	(9)	33,492	$3,298,962
	16,746	$1,649,481	(10)	-	-
Andrew J. Gregoire	2,413	$237,681	(11)	-	-
	-	-	(4)	12,069	$1,188,797
	3,410	$335,836	(12)	-	-
	-	-	(5)	11,361	$1,119,059
	2,766	$272,412	(13)	-	-
	-	-	(7)	6,914	$681,029
David P. Dodman	1,500	$147,750	(14)	-	-
	858	$84,464	(15)	-	-
	2,569	$253,047	(16)	-	-
	2,520	$248,220	(17)	-	-
	-	-	(7)	4,148	$408,578
	1,660	$163,530	(18)	-	-
	2,791	$274,914	(19)	-	-
	-	-	(9)	5,582	$549,827
			(20)	3,528	$347,508
			(21)	6,300	$620,550

(1)	Market value of unvested shares is based on the Company’s closing stock price of $98.50 on December 31, 2022.

(2)	Market value assuming maximum performance award is earned and is based on the Company’s closing stock price of $98.50 on December 31, 2022.

Life Storage, Inc. 2023 Proxy Statement

(3)	Restricted shares vest at a rate of 3,550 shares per year through 2024.

(4)

Performance-based awards issued in December 2019. The performance-based awards are earned based upon the Company’s relative total shareholder return over a three-year period as compared to a defined peer group. No shares will be earned if threshold performance is not achieved. Provided threshold performance is achieved, an applicable percentage of the shares between 25% and 200% will be earned, with 25% of the shares earned if threshold performance is achieved, 100% earned if target performance is achieved and 200% earned if maximum performance is achieved. On February 9, 2023, the Compensation and Human Capital Committee determined that 183% of these shares vested.

(5)

Performance-based awards issued in December 2020. The performance-based awards are earned based upon the Company’s relative total shareholder return over a three-year period as compared to a defined peer group. No shares will be earned if threshold performance is not achieved. Provided threshold performance is achieved, an applicable percentage of the shares between 25% and 200% will be earned, with 25% of the shares earned if threshold performance is achieved, 100% earned if target performance is achieved and 200% earned if maximum performance is achieved.

(6)	Restricted shares vest at a rate of 3,660 shares per year through 2025.

(7)

Performance-based awards issued in December 2021. The performance-based awards are earned based upon the Company’s relative total shareholder return over a three-year period as compared to a defined peer group. No shares will be earned if threshold performance is not achieved. Provided threshold performance is achieved, an applicable percentage of the shares between 25% and 200% will be earned, with 25% of the shares earned if threshold performance is achieved, 100% earned if target performance is achieved and 200% earned if maximum performance is achieved.

(8)	Restricted shares vest at a rate of 2,247 shares per year through 2026.

(9)

Performance-based awards issued in December 2022. The performance-based awards are earned based upon the Company’s relative total shareholder return over a three-year period as compared to a defined peer group. No shares will be earned if threshold performance is not achieved. Provided threshold performance is achieved, an applicable percentage of the shares between 25% and 200% will be earned, with 25% of the shares earned if threshold performance is achieved, 100% earned if target performance is achieved and 200% earned if maximum performance is achieved. Mr. Gregoire did not receive any performance-based awards in 2022 as a result of his retirement from the Company effective January 2, 2023.

(10)	Restricted shares vest at a rate of 3,349 shares per year through 2027.

(11)	Restricted shares vest at a rate of 1,207 shares per year through 2024. Mr. Gregoire vested in all remaining unvested restricted shares upon his retirement effective January 2, 2023.

Life Storage, Inc. 2023 Proxy Statement

(12)	Restricted shares vest at a rate of 1,136 shares per year through 2025. Mr. Gregoire vested in all remaining unvested restricted shares upon his retirement effective January 2, 2023.

(13)	Restricted shares vest at a rate of 691 shares per year through 2026. Mr. Gregoire vested in all remaining unvested restricted shares upon his retirement effective January 2, 2023.

(14)	Restricted shares vest at a rate of 750 shares per year through 2024.

(15)	Restricted shares vest at a rate of 214 shares per year through 2026.

(16)	Restricted shares vest at a rate of 856 shares per year through 2025.

(17)	Restricted shares vest at a rate of 630 shares per year through 2026.

(18)	Restricted shares vest at a rate of 415 shares per year through 2026.

(19)	Restricted shares vest at a rate of 558 shares per year through 2027.

(20)

Performance-based awards issued in January 2020. The performance-based awards are earned based upon the Company’s relative total shareholder return over a three-year period as compared to a defined peer group. No shares will be earned if threshold performance is not achieved. Provided threshold performance is achieved, an applicable percentage of the shares between 25% and 200% will be earned, with 25% of the shares earned if threshold performance is achieved, 100% earned if target performance is achieved and 200% earned if maximum performance is achieved. On February 9, 2023, the Compensation and Human Capital Committee determined that 183% of these shares vested.

(21)

Performance-based awards issued in January 2021. The performance-based awards are earned based upon the Company’s relative total shareholder return over a three-year period as compared to a defined peer group. No shares will be earned if threshold performance is not achieved. Provided threshold performance is achieved, an applicable percentage of the shares between 25% and 200% will be earned, with 25% of the shares earned if threshold performance is achieved, 100% earned if target performance is achieved and 200% earned if maximum performance is achieved.

Option Exercises and Stock Vested in 2022

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Joseph V. Saffire	-	-	9,831	$992,914
Andrew J. Gregoire	-	-	3,575	$373,472
David P. Dodman	-	-	2,863	$337,273

(1)	Amounts reflect the market value of the Common Stock on the day the Common Stock vested.

Life Storage, Inc. 2023 Proxy Statement

Pay versus Performance Table
The following table sets forth information concerning the compensation paid to our CEO and our other NEOs compared to Company performance for the years ended December 31, 2022, 2021, and 2020.

Year	Summary compensation table total for PEO – Saffire	Compensation actually paid to PEO – Saffire (1)	Average summary compensation table total for non-PEO NEOs (2)	Average compensation actually paid to non-PEO NEOs (1)	Value of initial fixed $100 investment based on total shareholder return	Value of initial fixed $100 investment based on peer group total shareholder return (3)	GAAP Net income	Core Funds from Operations (“Core FFO”) per share (4)

2022	$5,722,466	$179,076	$1,450,886	$298,631	$184.18	$99.67	$366,462,000	$6.51

2021	$5,168,691	$15,972,420	$1,697,214	$5,498,912	$276.84	$131.78	$252,175,000	$5.07

2020	$4,442,454	$6,640,403	$2,028,782	$2,871,613	$114.90	$92.00	$152,360,000	$3.97

(1)
Compensation Actually Paid is defined by the SEC and is computed in accordance with SEC rules by subtracting the amounts in the “Stock Awards” column from the “Total” column of the Summary Compensation Table each year and then: (i) adding the fair value as of the end of the reported year of all awards granted during the reporting year that are outstanding and unvested as of the end of the reporting year; (ii) adding the amount equal to the change as of the end for the reporting year (from the end of the prior year) in fair value (whether positive
or negative) of any awards granted in any prior year that are outstanding and unvested as of the end of the reporting year; (iii) adding, for awards that are granted and vest in the reporting year, the fair value as of the vesting date; (iv) adding the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value (whether positive or negative) of any awards granted in any prior year for which all applicable vesting conditions were satisfied at the end of or during the reporting year; (v) subtracting, for any awards granted in any prior year that are forfeited during the reporting year, the amount equal to the fair value at the end of the prior year; and (vi) adding the value of any dividends (or dividend equivalents) paid in the reporting year on unvested equity awards. The following tables reflect the adjustments made to the Summary Compensation Table total compensation to compute compensation actually paid for the PEO and average compensation actually paid for non-PEO
NEOs:

CEO – Joseph Saffire

Year	Summary compensation table total pay	Less: Summary Compensation Table Stock Awards	Plus: Value of New Unvested Awards as of 12/31	Plus: Annual Change in Value of Prior Years Awards that Remain Unvested	Plus: Value of New Vested Awards	Plus: Change in Value of Prior Years Awards that Vested During Year	Less: Value of Forfeited Prior Years Awards	Plus: Dividends on Unvested Awards/ Accrued Dividends	Compensation Actually Paid

2022	$5,722,466	$3,645,433	$4,948,443	($4,710,944)	-	($2,288,981)	-	$153,525	$179,076

2021	$5,168,691	$3,395,906	$5,136,425	$7,195,262	-	$1,754,822	-	$113,126	$15,972,420

2020	$4,442,454	$2,877,751	$4,370,605	$519,435	-	$109,015	-	$76,645	$6,640,403

Life Storage, Inc. 2023 Proxy Statement

Non-PEO
NEOs (Average)

Year	Summary compensation table total pay	Less: Summary Compensation Table Stock Awards	Plus: Value of New Unvested Awards as of 12/31	Plus: Annual Change in Value of Prior Years Awards that Remain Unvested	Plus: Value of New Vested Awards	Plus: Change in Value of Prior Years Awards that Vested During Year	Less: Value of Forfeited Prior Years Awards	Plus: Dividends on Unvested Awards/ Accrued Dividends	Compensation Actually Paid

2022	$1,450,886	$303,803	$412,370	($867,564)	-	($439,683)	-	$46,425	$298,631

2021	$1,697,214	$522,429	$794,315	$2,044,588	-	$1,444,308	-	$40,916	$5,498,912

2020	$2,028,782	$893,079	$1,356,373	$242,102	-	$98,747	-	$38,688	$2,871,613

(2)	Non-PEO NEOs for each year consist of Mr. Andrew Gregoire (2020-2022), Mr. David Dodman (2022), and Mr. Ed Killeen (2020-2021).

(3)
The peer group utilized is the National Association of Real Estate Investment Trusts (NAREIT) Equity Index, assuming a $100 investment at the closing price on December 31, 2019 with dividends reinvested.

(4)	Refer to Appendix A for information regarding Core FFO per share, including a reconciliation to GAAP diluted earnings per share.
Recent Share Price Volatility Impact on Compensation Actually Paid
The SEC definition of Compensation Actually Paid includes changes over the reporting year in the value of unvested equity awards that still remain subject to forfeiture at the end of the year. The fair values of our restricted shares and performance-based awards, as calculated in accordance with the SEC definition, are very sensitive to changes in stock price, and during periods of significant share volatility the fair values of these awards can changes dramatically from year to year. During these periods of volatility, the Compensation Actually Paid for the reporting year can be significantly different (higher or lower) than the Summary Compensation Table total pay for that year.
For example, in 2021, our share price increased 92% for the year. This historic share price change was the principal driver of the increase in outstanding but unvested restricted stock awards during 2021, and thus the principal cause of 2021 Compensation Actually Paid being significantly higher than 2021 Summary Compensation Table total pay. In 2022, our share price decreased by 36%, which resulted in a decrease in outstanding but unvested restricted stock awards during 2022 and resulted in the 2022 Compensation Actually Paid being well below 2022 Summary Compensation Table total pay.

Life Storage, Inc. 2023 Proxy Statement

Relationship of Compensation Actually Paid to Performance
The following graphs illustrate the relationship during 2020-2022 of the Compensation Actually Paid to the CEO and NEOs as set forth in the tables above to our cumulative TSR and the cumulative TSR of the NAREIT Equity Index, GAAP net income, and Core FFO.

Life Storage, Inc. 2023 Proxy Statement

Financial Performance Measures
The most important financial performance measures used by the Company in setting pay-for-performance
compensation for the most recently completed fiscal year are described in the table below. The manner in which these measures, together with certain non-financial
performance measures, determined the amounts of incentive compensation paid to our NEOs is described above in the “Compensation Discussion and Analysis” section of this proxy statement.

Significant Financial Performance Measures

Core FFO Per Share Growth (versus projections)

Core FFO Per Share Growth (versus the Company’s Self-Storage REIT Competitors)

TSR Performance (versus the Company’s peers as identified by the Compensation and Human Capital Committee)

Life Storage, Inc. 2023 Proxy Statement

Employment Agreements

The Company has entered into employment agreements with each of Messrs. Saffire, Gregoire, Gress, and Dodman. Mr. Saffire’s employment agreement was initially entered into on November 1, 2017 at the time of his commencement of employment with the Company. Mr. Gress’s agreement was initially entered into on October 18, 2021 at the time of his commencement of employment with the Company and was amended and restated on January 2, 2023 upon his appointment as Chief Financial Officer of the Company. Mr. Dodman’s employment agreement was initially entered into on June 20, 2018 at the time of his commencement of employment with the Company and amended and restated effective January 1, 2022 upon his appointment as Chief Operating Officer of the Company. The employment agreements of Messrs. Saffire, Gress and Dodman were all further amended and restated effective March 17, 2023. Mr. Gregoire’s employment under his employment agreement terminated upon his retirement on January 2, 2023 and therefore the terms of such agreement, including the payments upon termination from the Company discussed below, do not apply to Mr. Gregoire subsequent to January 2, 2023.

The employment agreements of Messrs. Saffire, Gregoire, Gress, and Dodman each have an indefinite term but can be terminated by the Company (a) in the event of the executive’s disability, (b) for “cause,” or (c) upon 30 days’ prior written notice to the executive. Each executive may terminate his employment agreement (a) for “good reason,” or (b) by providing 60 days’ prior written notice to the Company. Each employment agreement may also be terminated by agreement of the Company and the executive. Each employment agreement prohibits the executive, during employment and during the one-year period following termination of employment, from engaging in the self-storage business as an employee, consultant or owner.

The employment agreements (as amended and restated effective March 17, 2023) of Messrs. Saffire, Gress, and Dodman each provide for severance payments in the event the executive’s employment is terminated by the Company without “cause” or he resigns for “good reason” without a change of control of the Company. Such severance payments would be made in 30 monthly payments following the termination of the executive’s employment, and each monthly payment would be an amount equal to 1/30th of the aggregate amount equal to two (2) times the sum of (a) the executive’s annual base salary in effect immediately prior to the date of the executive’s separation from service (not taking into account any reduction to the Executive’s base salary that formed a basis for Good Reason as defined in the respective executive’s employment agreement), and (b) the bonus earned with respect to the calendar year immediately prior to the date of the executive’s separation from service (in the case of Mr. Gress, the bonus deemed earned for the 2022 calendar year and paid in 2023 shall be $675,000). The first six monthly payments will be made in a single sum to the executive within 30 days following his separation from service. The remaining 24 payments will be made over a 24-month period beginning seven months after the separation from service. No severance benefits are payable if the executive’s employment is terminated for “cause” or if the executive retires or voluntarily terminates his employment without “good reason.” However, if a “change of control” which qualifies as a “change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of the corporation” within the meaning of Section 409A of the Internal Revenue Code occurs while the Company is making severance payments, then the payments/remaining

Life Storage, Inc. 2023 Proxy Statement

payments will be made in a single sum within 30 days following the “change in control.” If the “change in control” does not so qualify under Section 409A, then the payments/ remaining payments would be transferred to a rabbi trust and payments made from the trust.

The employment agreements (as amended and restated effective March 17, 2023) of Messrs. Saffire, Gress, and Dodman also each provide that upon a termination of the employment of such executive without “cause” or a termination by such executive for “good reason” within twenty-four (24) months following a “change in control” qualifying under Section 409A of the Internal Revenue Code or a Non-Section 409A change in control of the Company, the executive shall be paid a severance equal to

(1)	two and one-half (2.5) times the sum of:

(a)	the greater of:

i.	the executive’s annual base salary in effect immediately prior to the change in control of the Company, or

ii.

The Executive’s annual base salary in effect immediately prior to the date of the executive’s separation from service (not taking into account any reduction to the executive’s base salary that formed a basis for Good Reason as defined in the respective executive’s employment agreement; plus

(b)	The greater of:

i.

the bonus earned with respect to the calendar year immediately prior to the change in control of the Company that has been paid or would have been paid in the year of the change in control of the Company, as applicable (in the case of Mr. Gress, the bonus deemed earned for the 2022 calendar year and paid in 2023 shall be $675,000), or

ii.

the bonus earned with respect to the calendar year immediately prior to the date of the executive’s separation from service that has been paid or would have otherwise been paid for the year of the executive’s separation from service had the executive’s employment not been terminated (such greater amount pursuant to (b), the “Bonus Amount”); and

(2)

an amount equal to (a) the Bonus Amount, multiplied by (b) a fraction, the numerator of which is the number of days the executive was employed by the Company from the first day of the calendar year in which the separation from service occurred, and the denominator of which is the number of total days in the calendar year.

In the event of a Section 409A “change in control”, such severance shall be paid in a lump sum. If the “change in control” does not so qualify under Section 409A, then the payments/ remaining payments would be transferred to a rabbi trust within 30 days after the non-Section 409A change in control and payments made from the trust with payments made consistent with those discussed above when a change in control does not occur.

The employment agreement of Mr. Gregoire and the employment agreements (as in effect as of December 31, 2022) of Messrs. Saffire and Dodman provided for severance payments in the event the executive’s employment is terminated by the Company without “cause” or he resigns for “good reason” without a change of control of the Company. Such

Life Storage, Inc. 2023 Proxy Statement

severance payments would be made in 30 monthly payments following the termination of the executive’s employment, and each monthly payment would be an amount equal to 1/30th of the aggregate amount equal to two (2) times the salary and bonus paid to such executive in the prior calendar year. The first six monthly payments will be made in a single sum to the executive within 30 days following his separation from service. The remaining 24 payments will be made over a 24-month period beginning seven months after the separation from service. No severance benefits are payable if the executive’s employment is terminated for “cause” or if the executive retires or voluntarily terminates his employment without “good reason.” However, if a “change of control” which qualifies as a “change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of the corporation” within the meaning of Section 409A of the Internal Revenue Code occurs while the Company is making severance payments, then the payments/remaining payments will be made in a single sum within 30 days following the “change in control.” If the “change in control” does not so qualify under Section 409A, then the payments/remaining payments would be transferred to a rabbi trust and payments made from the trust.

The employment agreement of Mr. Gregoire and the employment agreements (as in effect as of December 31, 2022) of Messrs. Saffire and Dodman also provided that upon a termination of the employment of such executive without “cause” or a termination by such executive for “good reason” within twenty-four (24) months following a “change in control” qualifying under Section 409A of the Internal Revenue Code, the executive would be paid a severance equal to two and one-half (2.5) times the salary and bonus paid to such executive in the prior calendar year. Such severance would be paid in a lump sum.

The employment agreements also provide that certain employee health and welfare benefits shall be continued for a period of 30 months after termination of employment upon substantially the same terms as of immediately prior to such executive’s termination of employment in the event the executive’s employment is terminated by the Company without “cause” or the executive resigns for “good reason.” Under the employment agreements (as amended and restated effective March 17, 2023) of Messrs. Saffire, Gress, and Dodman, in the event that the executive’s (or the executive’s eligible dependents’) participation in any such employee health and welfare benefits is not possible after the date of termination under the general terms and provisions of such employee health and welfare benefits or would give rise to penalties, the Company will arrange to provide the executive (and the executive’s eligible dependents) with benefits substantially similar to those which the executive (and the executive’s eligible dependents) is entitled to receive under such employee health and welfare benefits or, alternatively, pay a lump sum amount equal to the reasonable value of such substantially similar benefits.

Upon any termination of employment, Messrs. Saffire, Gress, and Dodman would also be entitled to accrued but unpaid base salary and any benefits payable or provided under broad-based employee benefit plans and programs. No severance benefits are payable, upon a termination of employment by the Company for “cause” or for termination by the executive upon retirement or without “good reason.”

The tables below reflect the amount of compensation to each of Messrs. Saffire, Gregoire and Dodman in the event of termination of such executive’s employment described below. The amounts shown assume that such termination was effective as of December 31, 2022, and as a result, the amounts payable are pursuant to the terms of the employment

Life Storage, Inc. 2023 Proxy Statement

agreements as in effect as of December 31, 2022 (not, for Messrs. Saffire and Dodman, pursuant to the terms of the employment agreements, as amended and restated effective March 17, 2023).

Potential Payments and Benefits upon Termination of Employment Without Change in Control of the Company.

Upon a termination of the employment of Messrs. Saffire, Gregoire or Dodman without a “change of control,” (presumed to occur as of December 31, 2022), such executive will be entitled to receive the following benefits (note that Mr. Gregoire is no longer subject to such payments upon his retirement from the Company on January 2, 2023):

Joseph V. Saffire [1]
Cash Severance	$3,656,000
Acceleration of Equity Awards [2]	0
Continued Employee Welfare Benefits	49,202

Total	$3,705,202

Andrew J. Gregoire [3]
Cash Severance	$2,371,500
Acceleration of Equity Awards [2]	0
Continued Employee Welfare Benefits	49,202

Total	$2,420,702

David P. Dodman [1]
Cash Severance	$1,346,876
Acceleration of Equity Awards [2]	0
Continued Employee Welfare Benefits	40,785

Total	$1,387,661

[1]

The amounts set forth in the table are estimates based upon the salary in effect on December 31, 2022 and bonus paid to each executive in 2022. The actual amounts to be paid can only be determined at the time of such executive’s separation from the Company.

[2]

After termination by the Company without “cause,” or termination by the executive for “good reason,” each of Messrs. Saffire, Gregoire and Dodman will also be entitled to a pro rata portion of performance-based awards issued to such executive based upon the number of months of employment during the applicable performance periods and the Company’s performance through the end of the applicable performance period. Each of Messrs. Saffire and Dodman were issued performance-based awards on December 14, 2022 with the performance period ending December 14, 2025. Each of Messrs. Saffire, Gregoire and Dodman were issued performance-based awards on December 17, 2021 with the performance period ending December 17, 2024. Mr. Dodman was issued performance-based awards on January 4, 2021 with the performance period ending January 4, 2024. Each of Messrs. Saffire and Gregoire were issued performance-based awards on December 18, 2020 with the performance period ending December 18, 2023.

[3]

The amounts set forth in the table are estimates based upon the salary and bonus paid to Mr. Gregoire in 2022. The actual amounts to be paid can only be determined at the time of Mr. Gregoire’s separation from the Company. Effective upon his retirement on January 2, 2023, Mr. Gregoire is no longer entitled to receive these termination benefits.

Life Storage, Inc. 2023 Proxy Statement

Potential Payments and Benefits upon Termination of Employment with Change in Control of the Company.

Upon a termination of the employment of Messrs. Saffire or Dodman within 24 months following a “change in control” (presumed to occur as of December 31, 2022), such executive is entitled to receive the following benefits (note that Mr. Gregoire is no longer subject to such payments upon his retirement from the Company on January 2, 2023):

Joseph V. Saffire [1]
Cash Severance	$4,570,000
Acceleration of Equity Awards [2]	4,316,250
Continued Employee Welfare Benefits	61,503

Total	$8,947,753

Andrew J. Gregoire [3]
Cash Severance	$2,964,375
Acceleration of Equity Awards [2]	845,928
Continued Employee Welfare Benefits	61,503

Total	$3,871,806

David P. Dodman [1]
Cash Severance	$1,683,595
Acceleration of Equity Awards [2]	1,171,923
Continued Employee Welfare Benefits	50,981

Total	$2,906,499

[1]

The amounts set forth in the table are estimates based upon the salary in effect on December 31, 2022 and bonus paid to each executive in 2022. Equity awards are valued based upon the closing market price of the Company’s common stock as of December 31, 2022. The actual amounts to be paid can only be determined at the time of such executive’s separation from the Company. The amount of any severance payable to the executive shall be reduced to the extent necessary to avoid imposition of any tax on excess parachute payments under Section 4999 of the Internal Revenue Code.

[2]

Upon a “change in control,” each of Messrs. Saffire and Dodman will also be entitled to receive performance-based awards determined as if the date that the “change in control” occurs were the last day of the performance periods of the awards. Each of Messrs. Saffire and Dodman were issued performance-based awards on December 14, 2022 with the performance period ending December 14, 2025. Each of Messrs. Saffire, Gregoire and Dodman were issued performance-based awards on December 17, 2021 with the performance period ending December 17, 2024. Mr. Dodman was issued performance-based awards on January 4, 2021 with the performance period ending January 4, 2024. Each of Messrs. Saffire and Gregoire were issued performance-based awards on December 18, 2020 with the performance period ending December 18, 2023.

[3]

The amounts set forth in the table are estimates based upon the salary and bonus paid to Mr. Gregoire in 2022. Equity awards are valued based upon the closing market price of the Company’s common stock as of December 31, 2022. The actual amounts to be paid can only be determined at the time of Mr. Gregoire’s separation from the Company. The amount of severance payable to the executive shall be reduced to the

Life Storage, Inc. 2023 Proxy Statement

extent necessary to avoid imposition of any tax on excess parachute payments under Section 4999 of the Internal Revenue Code. Effective upon his retirement on January 2, 2023, Mr. Gregoire is no longer entitled to receive these termination benefits.

Certain Definitions

For purposes of all the employment agreements described above, the following terms have the meanings set forth below:

“cause” generally means:

(i)

the executive’s fraud, commission of a felony, commission of an act or series of acts of dishonesty which are materially inimical to the best interests of the Company, or the executive’s willful and substantial failure to perform his duties under the employment agreement;

(ii)	the executive’s material breach of any material provision of the employment agreement; or

(iii)

the executive’s commission of an act of moral turpitude, dishonesty or fraud which would in the good faith determination of the Board of Directors render his continued employment materially damaging or detrimental to the Company.

“change in control” generally includes:

(i)	the acquisition by any person of 20% or more of the outstanding stock of the Company;

(ii)

approval by the Shareholders of the Company of a consolidation, merger or other business combination involving the Company in which the Company is not the surviving entity, other than a transaction in which the holders of the Company’s Common Stock immediately prior to the transaction have substantially the same proportionate ownership of Common Stock of the surviving corporation after the transaction;

(iii)

approval by the Shareholders of the Company of any consolidation, merger or other business combination in which the Company is the continuing or surviving corporation but in which the common Shareholders of the Company immediately prior to the transaction do not own at least a majority of the outstanding Common Stock of the continuing or surviving corporation;

(iv)	approval by the Shareholders of the Company of any sale, lease or exchange of substantially all of the assets of the Company and its subsidiaries;

(v)

a change in the majority of the members of the Board of Directors within a 24-month period, unless the election or nomination for election by the Company’s Shareholders of each new director was approved by the vote of 2/3 of the directors then still in office who were in office at the beginning of the 24-month period; or

(vi)	more than 50% of the assets of the Company and its subsidiaries are sold, transferred or otherwise disposed of, other than in the usual and ordinary course of its business.

Life Storage, Inc. 2023 Proxy Statement

“good reason” generally means, without the executive’s consent:

(i)	a material change in the executive’s duties and responsibilities or a change in the executive’s title or position;

(ii)	the executive’s place of employment or the principal executive offices of the Company are located more than fifty (50) miles from the geographical center of Williamsville, New York;

(iii)	a material reduction by the Company in the executive’s compensation or benefits;

(iv)	a material breach of the employment agreement by the Company; or

(v)	the failure of any successor to the Company to specifically assume responsibility for the employment agreement.

Life Storage, Inc. 2023 Proxy Statement

Pay Ratio Disclosure

In August 2015, pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Securities and Exchange Commission (the “SEC”) adopted a rule requiring annual disclosure of the ratio of the Company’s median employee’s total annual compensation to the total annual compensation of the Company’s principal executive officer (“PEO”), Joseph Saffire, CEO.

To determine the median employee, we reviewed a list of all employees of the Company and its subsidiaries as of December 31, 2022 and examined total cash compensation paid to each such employee during 2022 including cash paid for employer 401(k) match and cash paid by the Company for health insurance premiums as is consistent with the calculation of compensation for the Named Executive Officers of the Company. Cash compensation was annualized for those employees as of December 31, 2022 who were not employed for the full year. We believe that the use of total cash compensation for all employees is a consistently applied compensation measure because we do not widely grant equity awards to employees.

After identifying the median employee using total cash compensation, we calculated the annual total compensation of such employee using the same methodology we use for our Named Executive Officers as set forth in the Summary Compensation Table for 2022 included in this Proxy Statement. The ratio of annual total compensation of the Company’s PEO to the median annual total compensation of all Company employees (excluding the PEO) is as follows:

Median employee’s annual total compensation	$37,165

Annual total compensation of Mr. Joseph Saffire, our PEO	$5,722,466

Ratio of Mr. Joseph Saffire’s annual total compensation to the median employee’s annual total compensation	154 to 1

Life Storage, Inc. 2023 Proxy Statement

Compensation and Human Capital Committee Report

The Compensation and Human Capital Committee evaluates and establishes compensation for Named Executive Officers and oversees the Company’s stock plans, and other management incentive, benefit and perquisite programs. Management has the primary responsibility for the Company’s financial statements and reporting process, including the disclosure of executive compensation. With this in mind, the Compensation and Human Capital Committee reviewed and discussed with management the disclosure appearing under the heading “Compensation Discussion and Analysis” of this Proxy Statement. The Compensation and Human Capital Committee is satisfied that the Compensation Discussion and Analysis fairly and completely represents the philosophy, intent, and actions of the Company with regard to executive compensation. Based upon this review and discussion with management, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the Securities and Exchange Commission, and incorporated by reference into the 2022 Annual Report.

Compensation and Human Capital Committee

STEPHEN R. RUSMISEL, CHAIR

MARK G. BARBERIO

DANA HAMILTON

SUSAN HARNETT

THE FOREGOING REPORT SHALL NOT BE DEEMED TO BE “SOLICITING MATERIAL” OR TO BE “FILED” WITH THE SECURITIES AND EXCHANGE COMMISSION AND SHOULD NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE “EXCHANGE ACT”), EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

Life Storage, Inc. 2023 Proxy Statement

PROPOSAL 3. PROPOSAL TO APPROVE THE COMPENSATION OF THE COMPANY’S EXECUTIVE OFFICERS

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), we are asking our Shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of the Company’s Named Executive Officers as described in detail in the “Compensation Discussion and Analysis” and the accompanying tables in the Executive Compensation section above. This vote is commonly known as “say-on-pay.” The Company is currently conducting “say-on-pay” votes every year.

As described in greater detail in the “Compensation Discussion and Analysis” section, we seek to closely align the interests of the Named Executive Officers with the interests of our Shareholders. Our compensation programs are designed to reward our Named Executive Officers for the achievement of short-term goals and the achievement of increased total shareholder return, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. A substantial part of our compensation for Named Executive Officers is performance based and the Company has used performance-based vesting restricted stock as part of the long-term incentive program.

In order to promote the short and long-term interest of our Shareholders, the Company’s compensation programs have evolved as necessary over the years. During the last several years, the Compensation and Human Capital Committee has initiated a number of changes to better align management and Shareholder interests. Recent Compensation and Human Capital Committee actions include the following:

•

Since 2010, the Company has had in effect a performance-based Annual Incentive Compensation Plan for Executive Officers. This plan for annual incentive awards is two-thirds based upon objective metrics that relate to “targeted” FFO and annual FFO growth relative to publicly traded competitors of the Company. One-third of the potential annual bonus award is subject to the Compensation and Human Capital Committee’s evaluation of a number of other metrics which can be changed by the Compensation and Human Capital Committee as it deems appropriate to promote specific goals. The Plan also provides that bonuses shall be returned, to the extent that the Compensation and Human Capital Committee deems appropriate, if they result from restated financial statements of the Company due to a recipient’s misconduct, and that the Compensation and Human Capital Committee may make adjustments in bonuses to the extent they were affected by misstatements in the audited financial statements of other companies. The Company recently amended its clawback policy such that if an officer commits a material legal or compliance violation, including a violation of the Company’s Code of Ethics, the Company may seek recovery of incentive compensation awarded for the performance period in which the violation occurred.

•	The Compensation and Human Capital Committee has revised long-term incentive awards in a manner to provide a direct linkage between payouts to executive

Life Storage, Inc. 2023 Proxy Statement

officers and total return to Shareholders. A portion of such awards since 2011 have been made in the form of performance-based awards which are earned based upon the Company’s relative total shareholder return compared to certain peer companies.

•

Formal minimum share ownership requirements have been adopted for Named Executive Officers and members of the Board of Directors of the Company. Such minimum share ownership requirements were recently amended from three times to five times base fees or salaries. This amended requirement reflects the Compensation and Human Capital Committee’s commitment to ensure alignment of management and Shareholder interests.

We believe that the information provided in this Proxy Statement demonstrates that the Company’s executive compensation program is designed appropriately to attract and retain talented executives and to align the executives’ interests with Shareholders’ interests. Accordingly, the Board of Directors recommends that Shareholders approve the compensation of the Company’s Named Executive Officers by approving the following say-on-pay resolution:

RESOLVED, that the Shareholders of Life Storage, Inc. approve, on an advisory basis, the compensation of the executive officers identified in the “Summary Compensation Table,” as disclosed in the Life Storage, Inc. 2023 Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and the accompanying footnotes and narratives.

Say-on-pay votes under the Dodd-Frank Act are advisory. Although the results of the say-on-pay vote do not bind the Company, the Board of Directors will review the results very carefully. The Board of Directors views the vote as providing important information regarding investor sentiment about the Company’s executive compensation philosophy, policies and practice.

The affirmative vote of a majority of the votes cast is required for approval of the advisory resolution above. For purposes of the vote on this proposal, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE COMPENSATION OF THE COMPANY’S EXECUTIVE OFFICERS.

Life Storage, Inc. 2023 Proxy Statement

PROPOSAL 4. PROPOSAL ON THE FREQUENCY OF HOLDING FUTURE ADVISORY VOTES ON THE COMPENSATION OF THE COMPANY’S EXECUTIVE OFFICERS

We are asking our shareholders to provide an advisory (non-binding) vote on how frequently shareholders should have an opportunity to vote on say-on-pay. Under the Dodd-Frank Act, shareholders may vote to have the advisory vote on say-on-pay every three years, every two years, every year or may abstain. We are recommending a frequency period of every “ONE YEAR” (every year) for future votes on say-on-pay.

The Company currently submits an advisory vote on say-on-pay every year and the Board of Directors continues to believe that submitting advisory say-on-pay resolutions every year is preferable. The Board of Directors believes that holding a say-on-pay vote every “ONE YEAR” will permit the Company’s shareholders to continue to provide direct input on the Company’s executive compensation philosophy, policies and practices as disclosed in the Company’s proxy statement each year, which is consistent with the Company’s efforts to engage in an ongoing dialogue with its shareholders on executive compensation and corporate governance matters.

The option of one year, two years or three years that receives the most votes cast at a meeting at which a quorum is present will be the frequency for the advisory vote on executive compensation that has been recommended by our shareholders. For purposes of this advisory vote, abstentions and broker non-voters will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum. It is possible that no option will receive a majority of the votes cast. In either case, votes on the frequency for say-on-pay votes under the Dodd-Frank Act are advisory. Although your vote on this say-on-pay resolution does not bind the Company, the Board of Directors will review the results of the say-on-pay vote very carefully and will continue to review the advantages and disadvantages for each of the frequencies on say-on-pay votes regardless of the outcome of the vote. Please note that you are being asked to vote on one of the choices specified above, and not on the recommendation of the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” A FREQUENCY OF “ONE YEAR” FOR FUTURE NON-BINDING SHAREHOLDER VOTES ON THE COMPENSATION OF THE COMPANY’S EXECUTIVE OFFICERS.

Life Storage, Inc. 2023 Proxy Statement

CERTAIN TRANSACTIONS

Michael Rogers and John Rogers, brothers of Mr. David L. Rogers, and Christopher Rogers, son of Mr. David L. Rogers, are employees of the Company. In 2022, Michael Rogers was paid a base salary and bonus of approximately $725,000. Additionally, in 2022, Michael Rogers was granted 3,000 shares of restricted stock which vest ratably over a period of five years and performance-based awards with a maximum potential award of 6,000 shares of Company stock based on the Company’s total shareholder return over a three-year period as compared to its peer group. His 2023 salary is approximately $344,000. Additionally, in January 2023, Michael Rogers was granted 2,500 shares of restricted stock which vest ratably over a period of five years and performance-based awards with a maximum potential award of 5,000 shares of Company stock based on the Company’s total shareholder return over a three-year period as compared to its peer group. In 2022, John Rogers was paid a base salary and bonus of approximately $184,000. His 2023 salary is approximately $191,000. Additionally, in April 2023, John Rogers was granted 500 shares of restricted stock which vest ratably over a period of five years. In 2022, Christopher Rogers was paid a base salary and bonus of approximately $120,000. His 2023 salary is approximately $125,000. Additionally, in April 2023, Christopher Rogers was granted 1,000 shares of restricted stock which vest ratably over a period of five years. The Company has entered into agreements with Michael Rogers and John Rogers which provide for a severance payment by the Company in the event they are terminated from employment after a change of control of the Company. The severance payment is equal to two times their salary and bonus for the prior calendar year. Such agreements are consistent with agreements with similarly situated employees of the Company.

The transactions and arrangements above were reviewed and disclosed under the Company’s policies and procedures regarding related-party transactions.

PROPOSALS OF SHAREHOLDERS FOR THE

2024 ANNUAL MEETING

To be considered for inclusion in the proxy materials for the 2024 Annual Meeting of Shareholders, Shareholder proposals must be received by the Secretary of the Company, 6467 Main Street, Williamsville, New York 14221, no later than December 15, 2023.

The Company’s By-Laws set forth the procedure to be followed by a Shareholder who wishes to recommend one or more persons for nomination to the Board of Directors or present a proposal at an annual meeting. Only a Shareholder of record entitled to vote at an annual meeting may present a proposal and must give timely written notice thereof to the Secretary of the Company at the address noted above. Generally, to be timely, a Shareholder’s notice shall set forth all information required under the By-laws and shall be delivered to the Secretary not earlier than the 150th day (i.e. November 15, 2023) nor later than the 120th day (i.e. December 15, 2023) prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, to be timely, notice by a Shareholder must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made.

Life Storage, Inc. 2023 Proxy Statement

In addition to satisfying the foregoing requirements under the Company’s By-laws, shareholders who intend to solicit proxies in support of director nominees other than the Company’s director nominees in compliance with the universal proxy rules under the Exchange Act must provide notice that sets forth the information required in Rule 14a-19 under the Exchange Act no later than March 19, 2024.

Life Storage, Inc. 2023 Proxy Statement

VOTING AND VIRTUAL MEETING INFORMATION

This Proxy Statement and the form of proxy are furnished in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for the Annual Meeting to be held virtually over the Internet on Thursday, May 18, 2023 at 9:00 a.m. (E.D.T.), and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. No physical meeting will be held. This Proxy Statement and form of proxy are first being made available to Shareholders on April 13, 2023.

Shareholders of record may vote by (i) using the toll-free telephone number shown on the proxy card, (ii) voting via the Internet at the address shown on the proxy card, or (iii) marking, dating, signing and returning a paper proxy card. Returning your completed proxy will not prevent you from voting these shares at the Annual Meeting should you wish to do so. The proxy may be revoked at any time before it is voted by delivering to the Secretary of the Company a written revocation or a duly executed proxy (including a telephone or Internet vote) as of a later date.

If you are a beneficial owner of shares held in street name and wish to vote in person at the Annual Meeting, you must obtain a “legal proxy” from the organization that holds your shares. A legal proxy is a written document that authorizes you to vote your shares held in street name at the Annual Meeting. Please contact the organization that holds your shares for instructions regarding obtaining a legal proxy. Even if you plan to attend the Annual Meeting over the Internet, we recommend that you submit your proxy card or voting instructions, or that you vote your shares by telephone or through the Internet, so that your vote will be counted if you later decide not to attend the Annual Meeting.

We have designed our virtual meeting such that shareholders have equivalent rights to participate and ask and hear management’s responses to appropriate questions as they had at our prior in-person meetings. You will be able to attend the Annual Meeting, vote your shares electronically, and submit questions in writing during the meeting by visiting www.virtualshareholdermeeting.com/LSI2023 and entering your unique voter identification number. As was the case at our prior in-person meetings, to ensure the meeting is conducted in a manner that is fair to all shareholders, the Chair (or such other person designated by our Board) may exercise broad discretion in recognizing shareholders who wish to participate, the order in which questions are asked and the amount of time devoted to any one question. We also reserve the right to edit or reject questions we deem personal, profane or otherwise inappropriate. Instructions for submitting written questions during the meeting are available at www.virtualshareholdermeeting.com/LSI2023.

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number at 844-986-0822 (US) or 303-562-9302 (International).

We are providing these materials on behalf of the Board to ask for your vote and to solicit your proxies for use at the Annual Meeting, or any adjournments or postponements thereof.

Life Storage, Inc. 2023 Proxy Statement

We have delivered printed versions of these materials to you by mail, because you were a Shareholder as of April 10, 2023, the record date fixed by the Board, and are therefore entitled to receive Notice of the Annual Meeting and to vote on matters presented at the meeting.

Our Annual Report to Shareholders (the “2022 Annual Report”) includes a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as filed with the SEC on February 24, 2023, excluding exhibits. On or about April 13, 2023, we mailed you a printed copy of this Proxy Statement and our 2022 Annual Report and instruction on how to vote over the Internet.

All Shareholders receiving this Proxy Statement should have also received a paper copy of the 2022 Annual Report, which includes our Annual Report on Form 10-K for the year ended December 31, 2022. Shareholders may request a free copy of our 2022 Annual Report on Form 10-K, including financial statements and schedules, by sending a written request to: Life Storage, 6467 Main Street, Williamsville, NY 14221, Attention: Investor Services. Alternatively, Shareholders can access the 2022 Annual Report on Form 10-K and other financial information on Life Storage’s “Investor Relations” section of its website at lifestorage.com.

The entire cost of preparing, assembling and mailing the proxy material will be borne by the Company. The Company will reimburse brokerage firms, banks and other securities custodians for their expenses in forwarding proxy materials to their principals. Solicitations other than by mail may be made by officers or by employees of the Company without additional compensation.

Only Shareholders of record at the close of business on April 10, 2023 are entitled to notice of, to vote at, and to participate in the Annual Meeting and at all adjournments thereof. At the close of business on April 10, 2023, there were 85,087,900 shares of the Company’s common stock (“Common Stock”) issued and outstanding. Each share of Common Stock has one vote. A majority of shares entitled to vote at the Annual Meeting will constitute a quorum. If a share is represented for any purpose at the meeting, it is deemed to be present for all other purposes. Abstentions and shares held of record by a broker or its nominee (“Broker Shares”) that are voted on any matter are included in determining whether a quorum is present. Broker Shares that are not voted on any matter at the Annual Meeting will not be included in determining whether a quorum is present.

Note to Beneficial Owners

Under the rules of the New York Stock Exchange (“NYSE”), brokers or nominees have the authority to vote shares held for a beneficial owner on “routine” matters, such as the ratification of the selection of the Company’s independent registered public accounting firm, without instructions from the beneficial owner of those shares. The election of directors and the non-binding votes on the compensation of the Company’s executive officers and the frequency of such non-binding votes on the compensation of the Company’s executive officers are considered “non-routine” matters. As a result, if a broker or nominee does not receive voting instructions from the beneficial owner of shares held by such broker or nominee, those shares will not be voted and will be considered broker non-votes with respect to those “non-routine” matters. Therefore, it is

Life Storage, Inc. 2023 Proxy Statement

very important for beneficial owners holding shares in this manner to provide voting instructions to their broker or other nominee.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 18, 2023

The Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2022 are available at www.proxyvote.com.

Life Storage, Inc. 2023 Proxy Statement

OTHER MATTERS

At the time of the preparation of this Proxy Statement, the Board of Directors of the Company did not contemplate or expect that any business other than that pertaining to the subjects referred to in this Proxy Statement would be brought up for action at the meeting, but in the event that other business calling for a Shareholders’ vote does properly come before the meeting, the Proxies will vote thereon according to their best judgment in the interest of the Company.

A COPY OF LIFE STORAGE, INC.’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2022 (the “2022 10-K”) FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS AVAILABLE WITHOUT CHARGE TO THOSE SHAREHOLDERS WHO WOULD LIKE MORE DETAILED INFORMATION CONCERNING THE COMPANY. TO OBTAIN A COPY, PLEASE WRITE TO: ALEXANDER E. GRESS, SECRETARY, LIFE STORAGE, INC., 6467 MAIN STREET, WILLIAMSVILLE, NEW YORK, 14221. THE 2022 10-K IS ALSO AVAILABLE ON THE COMPANY’S WEBSITE (www.lifestorage.com).

By Order of the Board of Directors,

Alexander E. Gress

Secretary

April 13, 2023

Life Storage, Inc. 2023 Proxy Statement

APPENDIX A – Non-GAAP Measures

Core FFO per Share

We present “Core FFO per share,” a non-GAAP measure that represents diluted earnings per share excluding the impact of depreciation expense, gains on the sale of non-real estate assets and investments in joint ventures, uninsured damages related to natural disasters, costs related to officer’s retirement, income and FFO attributable to noncontrolling interests, and acquisition fees. We review Core FFO per share to evaluate our ongoing operating performance, and we believe investors and REIT analysts use it in a similar manner. However, Core FFO per share is not a substitute for net income per share. Because other REITS may not compute Core FFO per share in the same manner as we do, may not use the same terminology, or may not present such a measure, Core FFO per share may not be comparable among REITs.

The table below reconciles from diluted earnings per share to Core FFO per share.

2022
Diluted earnings per share	$4.22
Noncontrolling common interests in the Operating Partnership	0.05
Noncontrolling preferred interests in the Operating Partnership during conversion period	0.02
Depreciation of real estate and amortization of intangible assets exclusive of debt issuance costs	2.25
Depreciation and amortization from unconsolidated joint ventures	0.11
Gain on sale of investments in joint ventures	(0.02)
Funds from operations allocable to noncontrolling interest in Operating Partnership	(0.08)
Gain on sale of non-real estate assets	(0.07)
Uninsured damages related to natural disasters	0.03
Acquisition fee	(0.02)
Costs related to officer’s retirement	0.02

Core FFO per share	$6.51

Life Storage, Inc. 2023 Proxy Statement

LIFE STORAGE, INC.

6467 MAIN ST.

WILLIAMSVILLE, NY 14221

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/LSI2023

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:
1. Election of directors:

Nominees	For	Against	Abstain
1a. Mark G. Barberio	☐	☐	☐			For	Against	Abstain
1b. Joseph V. Saffire	☐	☐	☐	3. Proposal to approve the compensation of the Company’s executive officers.		☐	☐	☐
1c. Stephen R. Rusmisel	☐	☐	☐
1d. Arthur L. Havener, Jr.	☐	☐	☐	The Board of Directors recommends you vote FOR a frequency of 1 YEAR on the following proposal:	1 year	2 years	3 years	Abstain

1e. Dana Hamilton	☐	☐	☐	4. Proposal on the frequency of holding future advisory votes on the compensation of the Company’s executive officers.	☐	☐	☐	☐
1f. Edward J. Pettinella	☐	☐	☐
1g. David L. Rogers	☐	☐	☐	NOTE: In their discretion, the proxies are authorized to vote upon any matters of business which may properly come before the meeting, or any adjournment(s) thereof.
1h. Susan Harnett	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:	For	Against	Abstain

2. Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2023.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —  — —

LIFE STORAGE, INC.

Annual Meeting of Shareholders

May 18, 2023 9:00 AM

This proxy is solicited by the Board of Directors

Joseph V. Saffire, Alexander Gress and David P. Dodman, and each of them with full power of substitution, are hereby appointed proxies to vote all shares (unless a lesser number is specified on the other side) of the stock of Life Storage, Inc. that are held of record by the undersigned on April 10, 2023 at the Annual Meeting of Shareholders of Life Storage, Inc., to be held virtually via live webcast at www.virtualshareholdermeeting.com/LSI2023, on May 18, 2023 at 9:00 a.m., local time, and any adjournments thereof, with all powers the undersigned would possess if personally present, for the election of directors, on each of the other matters described in the Proxy Statement and otherwise in their discretion.

The shares represented by this Proxy will be voted as directed by the shareholders. If no direction is given, such shares will be voted for election of all nominees for directors listed in Proposal 1, for Proposal 2, for Proposal 3, and for a frequency of one year on Proposal 4.

Continued and to be signed on reverse side